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HOME POINT CAPITAL INC.
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Home Point Capital Inc.
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan, 48105
April 14, 2022
Dear Stockholder:
We are pleased to welcome you to the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held exclusively online to provide a safe and convenient experience for stockholders and our associates. We hope that you will be able to virtually attend, and participate in, the Annual Meeting.
2021 was a transformative year for us. We became a public company, embraced significant changes within our industry and managed the pandemic work environment. We leaned in heavily on our culture stakes, with a particular focus on being nimble. As we previously announced, we recently formed a partnership with ServiceMac, LLC (“ServiceMac”) to subservice mortgage loans for us. This relationship will allow us to continue to strategically retain the servicing on our originations while enabling the redeployment of technology and process resources to support the growth of our Wholesale channel. While the industry is entering a challenging part of the mortgage cycle in 2022, we believe our singular focus on the wholesale channel will position us strategically for growth. As we enter our second year as a public company, we welcomed a new independent director, Joanna Zabriskie, to our Board of Directors, and our Audit Committee is now fully independent. Joanna brings with her 25 years of experience in real estate, banking and finance. Going forward, we are focused on being a more mature public company and instituting positive changes that help ensure the sustainability of our culture and mission to create financially healthy, happy homeowners.
At the Annual Meeting, you will have a chance to vote on the matters set forth in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement, and we will share a report on our business and operations.
Your vote is important. Even if you plan to participate in the Annual Meeting, please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. The instructions set forth in the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction card explain how to vote your shares.
On behalf of the Board of Directors, thank you for your ongoing support of Home Point Capital Inc.
Sincerely,
Andrew J. Bon Salle Chairperson of the Board of Directors	William A. Newman President, Chief Executive Officer, and Director

April 14, 2022
NOTICE OF HOME POINT CAPITAL INC. 2022 ANNUAL MEETING OF STOCKHOLDERS
Date	June 7, 2022
Time	11:00 a.m. Eastern Daylight Time
Location	Virtual annual meeting of stockholders conducted via live audio webcast at: www.virtualshareholdermeeting.com/HMPT2022.
Purpose	Item 1.	To elect two Class I directors.
	Item 2.	To approve, on an advisory basis, our executive compensation.
	Item 3.	To approve, on an advisory basis, the frequency of stockholder votes on our executive compensation.
	Item 4.	To ratify the selection of BDO USA, LLP as the Company’s independent public accounting firm for the year ending December 31, 2022.
To act upon such other business as may properly come before the meeting and any adjournments thereof.
Record Date
The directors have fixed the close of business on April 8, 2022, as the record date for determining stockholders entitled to notice of and to vote at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

Availability of Materials	We are making the proxy statement and the form of proxy first available on or about April 14, 2022.
Meeting Admission
If you wish to attend the Annual Meeting online, please enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials or your proxy card, or by following the voting instructions that accompanied your proxy materials. A list of our registered holders as of the close of business on the record date will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/HMPT2022. To access such list of registered holders beginning April 16, 2022 and until the meeting, stockholders should email Home Point Capital Inc. Investor Relations at investor@hpfc.com.

Voting by Proxy
Please submit a proxy card or, for shares held in “street name” through a broker, bank or nominee, a voting instruction form, as soon as possible, so your shares can be voted at the Annual Meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered stockholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card or Notice of Internet Availability of Proxy Materials. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank, or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form or Notice of Internet Availability of Proxy Materials that you receive from your broker, bank, or other nominee to ensure that your shares are properly voted at the Annual Meeting.

By Order of the Board of Directors,

Jean Weng
General Counsel and Corporate Secretary

HOME POINT CAPITAL INC.
2211 Old Earhart Road, Suite 250, Ann Arbor, Michigan 48105
Proxy Statement
Summary Information
2022 Annual Meeting of Stockholders
Date:	June 7, 2022
Time:	11:00 a.m. Eastern Daylight Time
Location:	Virtual annual meeting of stockholders conducted via live audio webcast at: www.virtualshareholdermeeting.com/HMPT2022.
Record date:	April 8, 2022
The proxy statement and the 2021 Annual Report (as defined below), and the means to vote electronically prior to the Annual Meeting, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the Notice of Internet Availability of Proxy Materials mailed beginning on or about April 14, 2022, on the proxy card or, if shares are held in the name of a broker, bank, or other nominee, on the voting instruction form.
More information about the Annual Meeting is described under the heading “General Information About the Annual Meeting.”
Voting Matters and Recommendations
Item	Board of Directors Recommendation
Election of Directors (see “Item 1”)	FOR Each Director
Advisory Approval of our 2021 Executive Compensation (see “Item 2”)	FOR
Advisory Approval of Frequency of Stockholder Vote on our Executive Compensation (see “Item 3”)	For every ONE YEAR
Ratification of BDO USA, LLP as Independent Registered Public Accounting Firm for 2022 (see “Item 4”)	FOR
The following summary provides general information about Home Point Capital Inc. (together with its subsidiaries, “we,” “our,” “us,” or the “Company” unless the context otherwise requires), and highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider when deciding how to vote your shares. For further and more detailed information on the matters referenced below, prior to casting your vote, please carefully review the entire proxy statement and our 2021 Annual Report on Form 10-K (the “2021 Annual Report”). The 2021 Annual Report accompanies this proxy statement and was previously filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2022. In this proxy statement, we reference various information and materials available on our corporate website. We have included our website address in this proxy statement as an inactive textual reference only. Information on our website is not incorporated by reference in this proxy statement.
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Forward-Looking Statements
This proxy statement contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. Forward-looking statements are not guarantees of future performance, are based upon assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this proxy statement. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: the effects of the COVID-19 pandemic on our business; our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; the requirement to repurchase mortgage loans or indemnify investors if we breach representations and warranties; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; risks related to any subservicer; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to continue to grow our loan origination business or effectively manage significant increases in our loan production volume; difficult conditions or disruptions in the mortgage-backed securities (“MBS”), mortgage, real estate and financial markets; competition in the industry in which we operate; our ability to acquire loans and sell the resulting MBS in the secondary markets on favorable terms in our production activities; our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any failure to attract and retain a highly skilled workforce, including our senior executives; our ability to obtain, maintain, protect and enforce our intellectual property; any cybersecurity risks, cyber incidents and technology failures; material changes to the laws, regulations or practices applicable to reverse mortgage programs operated by the Federal Housing Administration (“FHA”) and the U.S. Department of Housing and Urban Development (“HUD”); our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; any employment litigation and related unfavorable publicity; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or by government policies on our material vendors with operations in India; our ability to fully utilize our net operating loss (“NOL”) and other tax carryforwards; any challenge by the Internal Revenue Service of the amount, timing and/or use of our NOL carryforwards; possible changes in legislation and the effect on our ability to use the tax benefits associated with our NOL carryforwards; the impact of other changes in tax laws; the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements, which are mostly uncommitted; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with changes in the London Inter-Bank Offered Rate reporting practices and the use of alternative reference rates; our ability to raise the debt or equity capital required to finance our assets and grow our business; risks associated with derivative financial instruments; our ability to comply with continually changing federal, state and local laws and regulations; the impact of revised rules and regulations and enforcement of existing rules and regulations by the Consumer Financial Protection Bureau (“CFPB”); the impact of revised rules and regulations and enforcement of existing rules and regulations by state regulatory agencies; our ability to comply with the Government-Sponsored Enterprises (“GSE”), FHA, U.S. Department of Veterans Affairs (“VA”) and U.S. Department of Agriculture (“USDA”) guidelines and changes in these guidelines or GSE and Government National Mortgage Association (“Ginnie Mae”) guarantees; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies such as Ginnie Mae, the FHA or the VA, the USDA, or GSEs such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or such changes that increase the cost of doing business with such entities; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; our ability to comply with the regulations applicable to our investment management subsidiary; the impact of private legal proceedings; risks associated with our acquisition of mortgage servicing rights; the impact of our counterparties terminating our servicing rights under which we conduct servicing activities; risks associated with higher risk loans that we service; and our ability to foreclose on our mortgage assets in a timely manner or at all. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those listed under the heading “Risk
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Factors” in our 2021 Annual Report, as such risk factors may be amended, supplemented, or superseded from time to time by other reports filed by the Company with the SEC. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.
About the Company
We are a leading residential mortgage originator and servicer driven by a mission to create financially healthy, happy homeowners. We do this by delivering scale, efficiency and savings to our partners and customers. Our business model is focused on leveraging a nationwide network of partner relationships to drive sustainable origination growth. We support our origination operations through a robust operational infrastructure and a highly responsive customer experience. We then leverage our servicing platform to manage the customer experience. We believe that the complementary relationship between our origination and servicing businesses allows us to provide a best-in-class experience to our customers throughout their homeownership lifecycle.
Our primary focus is our Wholesale channel, which is a business-to-business-to-customer distribution model in which we utilize our relationships with independent mortgage brokerages, which we refer to as our Broker Partners, to reach our end-borrower customers. In this channel, while our Broker Partners establish and maintain the relationship with the end-borrower, we as the lender underwrite the loan in-house and act as the original lender. This differentiates our Wholesale channel from our other two channels of mortgage origination: in our Direct channel, we as the lender engage with the end-borrower customers directly to originate mortgages, and in our Correspondent channel, we as the lender engage with original lenders, which we refer to as our Correspondent Partners, to purchase loans already issued to end-borrower customers. While we initiate our customer relationships at the time the mortgage is originated, we maintain ongoing connectivity with our nearly 442,000 servicing customers, with the ultimate objective of securing them as a Customer for Life. Our retention strategy and partnership model has differentiated us from our competitors and is a key driver of our continued growth and investment in the wholesale channel.
Financial Performance Highlights
Fiscal 2021 Financial and Key Performance Indicator Summary
	For the year ended
($ In millions, except per share data)	2021	2020
Total Funded Origination Volume	$ 96,203	$ 62,001
Total Fallout Adjusted Lock Volume	83,145	63,722
Gain on sale margin (bps)[1]	90	232
Servicing portfolio – Units	425,989	349,696
Servicing portfolio – UPB	$128,360	$88,277

Total revenue, net	$961.5	$1,377.2
Origination segment direct expenses	513.5	387.5
Servicing segment direct expenses	70.9	61.0
Corporate expenses	168.2	140.0
Total expenses	752.6	588.5

Net income (loss)	166.3	607.0
Net income (loss) per share[2]	$1.19	$4.45
(1)
Calculated as gain on sale divided by Fallout Adjusted Lock Volume. Gain on sale includes gain on loans, net, loan fee income, interest income (expense), net, and loan servicing fees (expense) for the Origination segment.

(2)
On January 21, 2021, Home Point Capital effected a stock split of its outstanding common stock pursuant to which the 100 outstanding shares were split into 1,388,601.11 shares each, for a total of 138,860,103 shares of outstanding common stock. As a result, all amounts relating to per share amounts have been retroactively adjusted to reflect this stock split.

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The Company’s 2021 performance is reviewed in greater detail, along with relevant risks associated with our business, results of operations and financial condition, in the 2021 Annual Report, which accompanies this proxy statement and was previously filed with the SEC.
Director Nominees
We believe that members of our Board of Directors (the “Board”) should have complementary skills and qualifications that form a depth of broad and diverse experiences. We are intent on maintaining the Company’s reputation for quality, integrity, and high ethical standards and seek director nominees who have had substantial achievement in their personal and professional pursuits and possess the talent, experience, and integrity necessary to effectively oversee our businesses and strategy and enhance long-term stockholder value. Based on these desired attributes, the Board has nominated the following two director nominees for election at the Annual Meeting. For more detailed information about our directors, please see “Item 1 – Election of Directors” beginning on page 1 of this proxy statement.
Director Nominee	Principal Occupation	Other Public Company Boards (#)	Company Board Roles and Committee Memberships
Andrew J. Bon Salle	Consultant	0	• Chairperson of the Board of Directors
Director Since 2021			• Nominating and Corporate Governance Committee
Agha S. Khan∞	Managing Director of Stone Point Capital	1	• Chairperson of the Compensation Committee
Director Since 2015
∞ = Racially Diverse
Corporate Governance Highlights
Our Board is committed to maintaining a reputation for quality, integrity, and high ethical standards. Among other characteristics, the following highlights our key corporate governance practices:
•
Experienced Leadership. Our Board and Executive Leadership Team, which oversees the execution of the Company’s overall business (the “ELT”), consists of seasoned leaders with deep industry experience, as well as expertise in risk management, accounting, operations, and leadership experience in public and private companies.

•
Overboarding Policy. A non-employee director on our Board may not serve on more than five public company boards and an employee director on our Board may not serve on more than two public company boards without the Board’s approval.

•	Diversity. Three out of eight Board members are women or minorities; two out of nine members of the Company’s Executive Leadership Team are women or minorities.
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Environmental and Social
The Company believes it is critical to our long-term success that we manage our business activities in a socially and environmentally responsible manner and that we give back to the communities in which we live and work. We recognize that sustainable growth comes from operating with absolute integrity and in a way that respects our stockholders, clients, associates, communities, and the environment. We are dedicated to maintaining an inclusive workplace where our associates feel valued and engaged. We believe we have a responsibility to enrich our communities, and to be a leader in environmental sustainability, both in the way we carry out our operations and in the services we offer. As part of these efforts, the Board monitors our activities and practices on environmental and social related matters. Environmental and social highlights for 2021 include the following:

Home Point Capital Inc. v

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2022 NOTICE OF MEETING AND PROXY STATEMENT
PART 1 - CORPORATE GOVERNANCE AT THE COMPANY
Item 1 – Election of Directors
The Board of Directors unanimously recommends that you vote FOR each of the nominees for director (Item 1 on your proxy card)
Our Board has nominated two Class I directors for election at the Annual Meeting to hold office until the annual meeting of stockholders to be held in 2025 and the election of their successors. Both director nominees are non-management directors and one is associated with Stone Point Capital LLC (the “Sponsor”), our majority stockholder. Neither of Mr. Bon Salle nor Mr. Khan was deemed independent by the Board under the applicable definition in the Nasdaq Rules and the Guidelines (each as defined herein).
On January 28, 2022, the Board fixed the number of directors at eight, as permitted by our Certificate of Incorporation. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the election of the two Class I director nominees listed below. We have no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board. Information relating to each nominee for election as director is described below, including:
•	age and period of service as a director of the Company;
•	business experience during at least the past five years (including directorships at other public companies); and
•	other experience, qualifications, attributes, or skills that led the Board to conclude the director should serve or continue to serve as a director of the Company.
The Board recommends that stockholders approve each director nominee for election based upon the qualifications and attributes discussed below.
Home Point Capital Inc. 1

Item 1 (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Class I Director Nominees
Andrew J. Bon Salle Age 56, Director since 2021 Class I Director Board Roles and Committees • Chairperson of the Board of Directors • Nominating and Corporate Governance Committee
Qualifications and Attributes
Mr. Bon Salle has served as Chairperson of our Board of Directors since January 2021. From 2014 through 2020, Mr. Bon Salle served as Executive Vice President—Single Family Mortgage Business for Fannie Mae. He joined Fannie Mae in 1992 and, prior to leading the Agency’s single-family mortgage business, served as Senior Vice President—Single-Family Underwriting, Pricing, and Capital Markets and in other executive roles. Mr. Bon Salle holds a Bachelor of Science in Business Administration from American University and an MBA from the Kogod School of Business at American University. We believe Mr. Bon Salle’s qualifications to serve on our Board of Directors include his executive leadership and management experience related to the mortgage industry.

Agha S. Khan Age 43, Director since 2015 Class I Director Board Roles and Committees • Chairperson Compensation Committee
Qualifications and Attributes
Mr. Khan has served as a member of our Board of Directors since 2015. Mr. Khan is a Managing Director of Stone Point Capital. He joined Stone Point Capital in 2002. Previously, Mr. Khan was an Analyst in the Financial Institutions Group at Citigroup (formerly Salomon Smith Barney). Mr. Khan is a director of Broadstone Net Lease, Inc. (NYSE: BNL), as well as several private companies. He holds a B.A. from Cornell University. We believe Mr. Khan’s qualifications to serve on our Board of Directors include his significant business, financial and investment experience related to the mortgage industry.

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2022 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance
Board Composition
Our Board is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Mr. Bon Salle and Mr. Khan serve as Class I directors with a term expiring at the 2022 Annual Meeting of Stockholders. Ms. Goodman and Messrs. Newman and Rosenzweig serve as Class II directors with a term expiring in 2023. Messrs. Levey and Morse and Ms. Zabriskie serve as Class III directors with a term expiring in 2024. Upon the expiration of the term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified, or his or her earlier death, resignation, retirement, disqualification, or removal from office. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.
The Nominating and Corporate Governance Committee (“N&CG Committee”) is responsible for recommending to the Board, who ultimately nominates, directors for election each year and evaluating the need for new director candidates as appropriate. This assessment includes an evaluation of each director nominee’s skills and experience, qualification as independent, as well as consideration of diverse perspectives and experiences, and other characteristics, such as existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, technical skills, business or government acumen, financial and accounting background, technology background, executive compensation background, and the size, composition, and combined expertise of the existing Board.
In connection with the closing of our initial public offering (our “IPO”), we entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with investment entities directly or indirectly managed by the Sponsor, including Trident VI, L.P., Trident VI Parallel Fund, L.P., Trident VI DE Parallel Fund, L.P. and Trident VI Professionals Fund, L.P. (collectively, the “Trident Stockholders”). The Stockholders’ Agreement provides that the Trident Stockholders have certain nomination rights to designate candidates for nomination to our Board for so long as the Trident Stockholders or their affiliates beneficially own certain percentages of our common stock, described below under the section entitled “Part 3 – Certain Relationships and Related Party Transactions—Related Person Transactions.”
Board Diversity Matrix
(As of March 31, 2022)

Total Number of Directors: 8
Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Gender	2	6	—	—
Demographic Background
Black or African American	—	—	—	—
Hispanic or Latinx	—	—	—	—
Asian	—	1	—	—
Native American or Alaska Native	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White (not of Hispanic or Latinx origin)	7	—	—	—
LGBTQ+	—	—	—	—
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Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Directors
We provide below summary biographies of our directors (other than our director nominees whose biographies appear under “Item 1 — Election of Directors”).
Laurie S. Goodman Age 66, Director since 2021 Class II Director Board Roles and Committees • Audit Committee • Chairperson of the Nominating and Corporate Governance Committee
Qualifications and Attributes
Ms. Goodman has served as a member of our Board of Directors since February 2021. Ms. Goodman is an Institute Fellow at the Urban Institute. She founded the Housing Finance Policy Center at the Urban Institute in 2013, and was its Director or Co-Director from 2013 to 2021. Before joining the Urban Institute in 2013, from 2008 to 2013, she was Senior Managing Director at Amherst Securities Group, LP, a boutique broker-dealer specializing in securitized products. From 1993 to 2008, Ms. Goodman was head of global fixed income research and manager of US securitized products research at UBS and its predecessor firms. Before that, she held research and portfolio management positions at several Wall Street firms and she began her career as a senior economist at the Federal Reserve Bank of New York. She was inducted into the Fixed Income Analysts Hall of Fame in 2009. Ms. Goodman currently serves on the board of directors of MFA Financial (2014 to present) and Arch Capital Group Ltd. (2018 to present). She is also a consultant to The Amherst Group and serves on the CFPB’s Consumer Advisory Board. From 2017 to 2021, Ms. Goodman was on the board of directors of each of DBRS Inc and Morningstar Credit Ratings. Ms. Goodman has a B.A. in Mathematics from the University of Pennsylvania and an M.A. and Ph.D. in Economics from Stanford University. We believe Ms. Goodman’s qualifications to serve on our Board of Directors include her executive leadership and management experience related to the financial services and housing industries.

William A. Newman Age 57, Director since 2015 Class II Director
Qualifications and Attributes
Mr. Newman has served as a member of our Board of Directors and our President and Chief Executive Officer since 2015. Prior to joining the Company, Mr. Newman held a variety of leadership roles within the mortgage industry, including at Cole Taylor Mortgage, ABN AMRO Mortgage Group and InterFirst Wholesale Mortgage Lending. Mr. Newman holds a Bachelor of Business Administration in Finance from the University of Michigan and a Master of Business Administration in Finance and Business Economics from Wayne State University. We believe Mr. Newman’s qualifications to serve on our Board of Directors include his executive leadership and management experience and extensive business and financial experience related to the mortgage industry.

Eric L. Rosenzweig Age 39, Director since 2015 Class II Director Board Roles and Committees • Compensation Committee
Qualifications and Attributes
Mr. Rosenzweig has served as a member of our Board of Directors since 2015. Mr. Rosenzweig is a Managing Director of Stone Point Capital. He joined Stone Point Capital in 2006. Previously, Mr. Rosenzweig was an Analyst in the Financial Institutions Group at UBS. Mr. Rosenzweig serves as a director of several private companies. He holds a Bachelor of Science from the Wharton School of the University of Pennsylvania. We believe Mr. Rosenzweig’s qualifications to serve on our Board of Directors include his significant business, financial and investment experience related to the mortgage industry.

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Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Stephen A. Levey Age 48, Director since 2015 Class III Director Board Roles and Committees • Nominating and Corporate Governance Committee
Qualifications and Attributes
Mr. Levey has served as a member of our Board of Directors since 2015. Mr. Levey is a Managing Director and Counsel of Stone Point Capital. He joined Stone Point Capital in 2008. Previously, Mr. Levey was an attorney at Debevoise & Plimpton LLP. Mr. Levey previously served as a member of the board of directors of Atlantic Capital Bancshares, Inc. (Nasdaq: ACBI), and he currently serves as a director of several private companies. He earned his A.B. from Princeton University and his Juris Doctor degree from the New York University School of Law. We believe Mr. Levey’s qualifications to serve on our Board of Directors include his significant business, financial and investment experience related to the mortgage industry.

Timothy R. Morse Age 53, Director since 2021 Class III Director Board Roles and Committees • Chairperson of the Audit Committee • Compensation Committee
Qualifications and Attributes
Mr. Morse has served as a member of our Board of Directors since February 2021. Since 2018, Mr. Morse has served as a board member or advisor to public and private companies of varying sizes in a variety of different industries. He is the Audit Committee Chairman for privately held Wilsonart LLC, and a member of the Audit Committee of Tennant Company (NYSE: TNC). From 2015 to 2018, Mr. Morse served as Chief Executive Officer of Ten-X, an online real estate marketplace company, and he also served as Chief Financial Officer of Ten-X from 2014 to 2015. Prior to Ten-X, Mr. Morse served in a variety of leadership roles for Yahoo! Inc., including Chief Financial Officer and Interim Chief Executive Officer. Prior to joining Yahoo!, Mr. Morse held CFO roles at General Electric Company and Altera Corporation. Mr. Morse graduated from Boston College in 1991 with a BS in Finance and Operations & Strategic Management. We believe Mr. Morse’s qualifications to serve on our Board of Directors include his executive leadership and management experience related to the financial and business services industries.

Joanna E. Zabriskie Age 56, Director since 2022 Class III Director Board Roles and Committees • Audit Committee
Qualifications and Attributes
Ms. Zabriskie has served as a member of our Board of Directors since January 2022. Ms. Zabriskie is President and CEO of the BH Companies, a national owner/operator of multifamily properties. She joined BH in 2013 as Senior Vice President. In December 2014, she was promoted to President and CEO. Prior to BH, her previous company co-invested with BH for many years as a sponsor/partner on multifamily acquisitions. Her roles included serving as the Managing Director and Chief Investment Officer of Harbour Realty Partners, a company she co-founded to invest in multifamily properties and serving as Managing Director for Captec Financial Group. Ms. Zabriskie earned an undergraduate degree from Carleton College and a Masters in International Management and MBA from the American Graduate School of International Management (Thunderbird). She has more than 25 years of experience in real estate, banking, and finance. We believe Ms. Zabriskie’s qualifications to serve on our Board of Directors include her executive leadership and management experience and extensive business and financial experience related to the mortgage industry.

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Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Annual Director Evaluations
The Board, acting through the N&CG Committee, annually assesses each director’s performance and contributions to the overall effectiveness of the Board. Using the evaluation criteria illustrated below, the Board monitors each director’s performance. The Board believes that each of the director nominees on the Board has substantial achievement in their personal and professional pursuits and has talents, experience, judgment, and integrity that will contribute to the best interests of the Company and to long-term stockholder value. The director nominee biographies for our Class I directors set forth in this proxy statement under the heading “Item 1—Election of Directors” indicate each nominee’s qualifications, skills, experience, and attributes that led the Board to conclude that they should continue to serve as a director of the Company.

Annual Board and Committee Self-Evaluation
The Board and each Board committee conducts an annual self-evaluation of its performance and effectiveness. For the self-evaluation, directors complete a questionnaire to evaluate the Board and each committee on which they serve, focusing on leadership, scope of responsibilities, quality of interactions with management, quality of materials presented, allocation of time for discussion during the meetings, and areas of potential improvement. The overall performance of the Board—including its contributions to the Company—and a compilation of director responses is to be reviewed and discussed by the N&CG Committee and by the full Board. Similarly, the performance of each committee, along with specific committee member responses, is reviewed and discussed by the respective committee.
Home Point Capital Inc. 6

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Director Identification and Selection Process
The Board regularly reviews its composition and size to evaluate its overall effectiveness and alignment with Company strategy. As part of this review, the N&CG Committee, in conjunction with the Board, establishes the desired criteria, skills, and areas of expertise needed to continue to support the Board in advancing the Company’s businesses and strategy. Once the desired characteristics are established, the Committee reviews each director candidate. Illustrated below is an overview of the process used to identify the desired attributes and to select new candidates for the Board.

Board and N&CG Committee determines desired criteria and experience of director candidate(s)
Director candidates identified by search firm, Board members, employees, or stockholders
N&CG Committee evaluates the characteristics and qualifications of candidates against the selection criteria
Chair of the N&CG and the Chair of the Board conduct interview and gather information; other Board members may also meet with candidate(s)
N&CG Committee discusses each director candidate, evaluates potential contributions to the Board as a whole, and recommends candidate(s) to the Board
The Board votes to elect director candidate(s) based on an assessment of their qualifications and potential contributions to the Board

The N&CG Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the N&CG Committee, Board members, or stockholder recommendations.
The Board is nominating Mr. Bon Salle and Mr. Khan, each a Class I director and each meets the criteria identified by the Board for directors. Both the N&CG Committee and the Board believe Mr. Bon Salle and Mr. Khan each possesses the background and requisite experience to make significant contributions to the Company and will enhance the overall effectiveness and composition of the Board through his service as a director. Neither of Mr. Bon Salle nor Mr. Khan was deemed independent by the Board under the Guidelines.
In carrying out its responsibility to identify the best qualified candidates for directors, the N&CG Committee will consider proposals for nominees from a number of sources, including recommendations from stockholders submitted upon written notice to the Chairperson of the Nominating and Corporate Governance Committee, c/o the Office of the General Counsel, 2211 Old Earhart Road, Suite 250, Ann Arbor, Michigan, 48105. The N&CG Committee seeks to identify individuals qualified to become directors, consistent with the identified criteria.
By following the procedures set forth under “Part 5 – General Information About the Annual Meeting—Proposals and Nominations by Stockholders,” stockholders also have the right under our amended and restated bylaws (our “Bylaws”) to directly nominate director candidates and, in certain circumstances, to have their nominees included in the Company’s proxy statement.
Home Point Capital Inc. 7

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Director Nominee Characteristics and Qualifications
The Board expects all director nominees to possess the following attributes or characteristics:
• unquestionable business integrity and ethics, irrefutable reputation, and superior moral and ethical standards
• informed and independent judgment with a balanced perspective, financial literacy, mature confidence, high performance standards, and incisiveness

• ability and commitment to attend Board and committee meetings and to invest sufficient time and energy in monitoring management’s conduct of the business and compliance with the Company’s operating and administrative procedures

• a willingness to work closely with the other Board members
Taken as a whole, the Board expects its members to have one or more of the following skill sets and specific business background:
• experience in the mortgage industry
• experience as a senior officer of a well-respected public company
• experience as a senior business leader of an organization active in our industry
• experience in key disciplines of significant importance to the Company’s overall operations
• qualification as an audit committee financial expert
• qualification as a risk management expert
Home Point Capital Inc. 8

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Controlled Company
As of the date of this proxy statement, the Sponsor beneficially owns 127,771,035 shares, or approximately 92.1% of the voting power of our shares eligible to vote in the election of directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). Under the Nasdaq Rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is comprised entirely of independent directors and (3) that its board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors. As such, we have elected to be exempt from the requirements to have a compensation committee and nominating and corporate governance committee composed entirely of independent directors and a majority of independent directors on our Board.
In the event that we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these standards and, depending on our Board’s independence determination with respect to our then-current directors, we may be required to add additional directors to our Board in order to achieve such compliance within the applicable transition periods.
Board Leadership Review Process
The Board, with assistance from the N&CG Committee, reviews the Board leadership structure from time-to-time to assess and determine the appropriate structure for the Company. The Board values the flexibility to permit review and determination of the appropriate leadership structure based on the opportunities and circumstances of the Company at any given time.
The Board currently believes the separation of the roles of Chairperson of the Board and Chief Executive Officer is appropriate, and the Board continues to believe that Mr. Bon Salle’s role as Chairperson is currently the most effective leadership structure for the Company and is in the best interests of the Board, the Company, and its stockholders.
Among the factors considered by the Board in determining that the current leadership structure is the most appropriate are:
•
The separation of the roles of Chief Executive Officer and Chairperson of the Board allows the Chairperson to focus on the effectiveness of our Board and oversight of our executive officers while our Chief Executive Officer can focus on executing the Company’s business strategy and managing the Company’s day-to-day business operations.

•	Mr. Bon Salle has extensive knowledge of our business and strategy and is well positioned to focus our Board’s agenda on the key issues facing the Company.
•
Mr. Bon Salle, while not an independent director under the guidelines for director independence set forth in the Guidelines and under all applicable Nasdaq Rules, was not nominated to the Board by the Trident Stockholders pursuant to the Stockholders’ Agreement. Mr. Bon Salle can raise issues with management on behalf of the independent directors or act as a liaison between the Chief Executive Officer and the independent directors, in each case when appropriate.

Meetings of the Board of Directors and Annual Meeting of Stockholders
During 2021, the Board held 8 meetings, and each of the incumbent directors attended, either in-person or virtually, at least 75 percent of the total of all meetings of the Board and committees on which the director served during his or her service as a director.
Although the Company does not have a formal policy regarding attendance of directors at the annual meeting of stockholders, all directors are encouraged to attend.
Home Point Capital Inc. 9

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Committees of the Board of Directors
The Board has the following principal committees to assist it in carrying out its responsibilities, and each operates under a written charter, a copy of which is available under the “Corporate Governance” section of our website at www.investors.homepoint.com. The charter for each committee, which establishes its roles and responsibilities and governs its procedures, is annually reviewed by each respective committee.
Audit Committee
Primary Responsibilities:
Current Members: • Timothy R. Morse, Chair • Laurie S. Goodman • Joanna E. Zabriskie* 7 Meetings in 2021
• Selecting, evaluating, compensating, and overseeing the independent registered public accounting firm
• Overseeing our financial reporting activities and the accounting standards and principles followed
• Reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of our internal control over financial reporting
• As required by the Nasdaq Rules, reviewing our major financial risk exposures (and the steps management has taken to monitor and control these risks) and our risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management
• Approving audit and non-audit services provided by the independent registered public accounting firm
• Reviewing and, if appropriate, approving or ratifying transactions with related persons required to be disclosed under SEC rules
• Meeting with management and the independent registered public accounting firm to review and discuss our financial statements and other matters
• Overseeing our internal audit function, including reviewing its organization, performance and audit findings, and reviewing our internal controls
• Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters
• Establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal controls, auditing, or compliance matters
• Reviewing proposed waivers of the code of conduct for directors and executive officers
• Reviewing the adequacy of the Audit Committee and its charter and recommending any proposed changes to the Board at least annually

All members meet the independence requirements of the Nasdaq Rules and the rules and regulations of the SEC. In addition to other members, Mr. Morse is considered an audit committee financial expert (as defined by SEC rules).

*Mr. Rosenzweig served on the Audit Committee during 2021 until Ms. Zabriskie was appointed to replace him on January 28, 2022.
Home Point Capital Inc. 10

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Committee
Primary Responsibilities:
Current Members: • Agha S. Khan, Chair • Eric L. Rosenzweig • Timothy R. Morse 2 Meetings in 2021
• Reviewing and approving, or recommending to the full Board, the goals and objectives relating to the compensation of our executive officers, including any long-term incentive components of our compensation programs
• Evaluating the performance of our executive officers in light of the goals and objectives of our compensation programs and approving, or recommending to the full Board, each executive officer’s compensation based on such evaluation
• Overseeing the evaluation of each of our executive officer’s performance
• Reviewing and approving, or recommending to the full Board, subject, if applicable, to stockholder approval, our compensation programs
• Reviewing the operation and efficacy of our executive compensation programs in light of their goals and objectives
• Reviewing and assessing risks arising from our compensation programs
• Periodically reviewing that our executive compensation programs comport with the Compensation Committee’s stated compensation philosophy
• Reviewing and recommending to the Board the appropriate structure and amount of compensation for our directors
• Establishing and periodically reviewing policies for the administration of our equity compensation plans
• Reviewing the adequacy of the Compensation Committee and its charter and recommending any proposed changes to the Board at least annually
The charter of the Compensation Committee permits the Compensation Committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.

Nominating and Corporate Governance Committee
Primary Responsibilities:
Current Members: • Laurie S. Goodman, Chair • Andrew J. Bon Salle • Stephen A. Levey 1 Meeting in 2021
• Selecting, or recommending that our Board select, the director nominees to stand for election at each annual meeting of our stockholders or to fill vacancies on our Board
• Reviewing our management succession planning
• Monitoring compliance with the Guidelines
• Overseeing the annual performance evaluation of our Board (and any committees thereof) and management
• Reviewing the adequacy of the Nominating and Corporate Governance Committee and its charter and recommending any proposed changes to the Board at least annually

Home Point Capital Inc. 11

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
The Board’s Role in Risk Oversight
Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.
Corporate Governance Guidelines and Independence
Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee, and the N&CG Committee. Because affiliates of the Sponsor hold more than 50% of our common stock, we are considered a “controlled company” within the meaning of the Nasdaq Rules. As such, we have elected to be exempt from the requirements to have (1) a compensation committee and a nominating and corporate governance committee composed entirely of independent directors and (2) a majority of independent directors on our Board.
Our N&CG Committee and the Board evaluate the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders.
Independent Director Sessions
•	The independent directors meet in an executive session at every regularly scheduled meeting of the Board and otherwise as needed
•
The meetings of the independent directors promote additional opportunities, outside the presence of management, for the directors to engage together in discussion. The regularity of these meetings fosters continuity for these discussions and allows for a greater depth and scope to the matters discussed

Under our Corporate Governance Guidelines (the “Guidelines”) and the Nasdaq Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Guidelines define independence in accordance with the independence definition in the current Nasdaq Rules for listed companies. Our Guidelines require our Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the independence definition in the Nasdaq Rules, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
Our Board has determined that each of Ms. Goodman, Mr. Morse, and Ms. Zabriskie is independent under the guidelines for director independence set forth in the Guidelines and under all applicable Nasdaq Rules, including with respect to committee membership. Our Board also has determined that each of Ms. Goodman, Mr. Morse, and Ms. Zabriskie is “independent” under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for purposes of Audit Committee independence.
While the “controlled company” exemption described above does not modify the independence requirements for an audit committee of a listed company, both the Nasdaq Rules and Rule 10A-3 under the Exchange Act permit a listed company to have a majority of independent directors on its audit committee until one year from the date of effectiveness of a registration statement for an initial public offering. After such transition period, the audit committee is required to be comprised entirely of independent directors. In 2021, we utilized this transition period until Ms. Zabriskie replaced Mr. Rosenzweig on our Audit Committee on January 28, 2022.
Home Point Capital Inc. 12

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Code of Conduct
The Company has adopted a Code of Conduct and Business Ethics (the “Code”) that applies to our directors and all of the Company’s employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. The Code sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. This Code also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or any other executive officer or director, by posting such information on our website at www.investors.homepoint.com or by filing a Current Report on Form 8-K pursuant to applicable rules. The Code may be found in the “Corporate Governance” section on our website at www.investors.homepoint.com.
Communication with the Board of Directors
Stockholders and other interested parties may write to any of the Board’s members at the below address. The Board considers stockholder questions and comments to be important and endeavors to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly. The General Counsel and Corporate Secretary will review any stockholder communications and will forward to the Chairperson of our Board, our Board, or any of its members a summary and/or copies of any such correspondence that deals with the functions of our Board or committees thereof or that the General Counsel and Corporate Secretary otherwise determines requires their attention. Certain circumstances may require that our Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter.
Office of the General Counsel
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan, 48105
Home Point Capital Inc. 13

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Executive Officers
Mark E. Elbaum Age 59, Executive Officer since 2020 Chief Financial Officer
Qualifications and Attributes
Mr. Elbaum has served as our Chief Financial Officer since December 2020. Prior to joining the Company, Mr. Elbaum served as Chief Financial Officer of Marlette Funding, LLC from 2018 to 2020 and Chief Financial Officer of Merrill Lynch, Bank of America’s Wealth Management business from 2011 to 2017. Prior roles included 20 years in the mortgage industry as Chief Financial Officer of Bank of America’s mortgage lending division and Chief Financial Officer of the Residential Lending Division at Countrywide Financial Corporation. In addition, Mr. Elbaum served as Senior Vice President of Finance at Aames Financial Corporation and as an Audit Manager at Price Waterhouse. Mr. Elbaum holds a Master of Accounting from the University of Southern California and is a Certified Public Accountant.

John Forlines Age 58, Executive Officer since 2021 Chief Risk Officer
Qualifications and Attributes
Mr. Forlines has served as our Chief Risk Officer since March 2021. Prior to joining the Company, Mr. Forlines enjoyed a 33-year career at Fannie Mae, where he oversaw the agency’s enterprise risk management including credit and operational risk management for its $3.5 trillion book of single-family and multifamily loans. Also, during his time at Fannie Mae, Mr. Forlines held titles of Chief Audit Executive and Chief Credit Officer, roles in which he maintained a comprehensive view of corporate functions as well as credit risk related to underwriting and servicing risk management activities. John obtained his Bachelor of Science in Business Administration from the University of North Carolina and a Master of Business Administration in Human Resources Management from the University of Dallas. Mr. Forlines is a certified public accountant (CPA) in the District of Columbia and North Carolina.

Maria N. Fregosi Age 56, Executive Officer since 2015 Chief Investment Officer
Qualifications and Attributes
Ms. Fregosi has served as our Chief Investment Officer since December 2020. As a founding member of the Company, she previously served as our Chief Financial Officer from 2018 to 2020 as well as the Chief Strategy Officer and the Chief Capital Markets Officer from 2015 to 2018. Ms. Fregosi has served on the board of Interlink Electronics, Inc. (Nasdaq: LINK) since 2021, where she is Chair of the Audit Committee and a member of the Compensation Committee. Prior to joining Home Point, Ms. Fregosi served as Chief Capital Markets Officer for Hamilton Group Funding, a retail mortgage loan originator. In addition, Ms. Fregosi served as the Chief Operating Officer and Chief Compliance Officer of Catalyst Financial, a full-service value-based investment banking firm, and simultaneously the Chief Operating Officer for BKF Capital Group, a publicly traded investment company involved in activist investing. Ms. Fregosi also served as Chief Operating Officer and Chief Financial Officer of Client First Settlement Funding, a boutique specialty finance company, and as an Executive Vice President at ABN AMRO Bank. Ms. Fregosi holds a Master of Business Administration in Finance from the University of Rochester’s Simon School and is a Summa Cum Laude graduate with a Bachelor of Arts in Economics from SUNY Buffalo State College.

Home Point Capital Inc. 14

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Perry Hilzendeger Age 55, Executive Officer since 2020 President of Servicing
Qualifications and Attributes
Mr. Hilzendeger has served as our President of Servicing since August 2020. Prior to joining the Company, Mr. Hilzendeger spent 30 years at Wells Fargo Home Lending in a variety of leadership positions, including Head of Retail Operations, Head of Servicing Operations, Senior Vice President of Default Services, and Senior Vice President of Real Estate Servicing. Mr. Hilzendeger obtained his Bachelor of Science in Business from the University of Minnesota and graduated from the AFSA Management Development Program at the University of North Carolina.

Phillip M. Miller Age 53, Executive Officer since 2019 Chief Operating Officer
Qualifications and Attributes
Mr. Miller has served as our Chief Operating Officer since 2019. Prior to joining the Company, Mr. Miller spent 10 years at MB Financial Bank N.A. (formerly Cole Taylor Bank) where he most recently served as Executive Vice President, President of the Mortgage Division. Prior to joining MB Financial Bank N.A. (formerly Cole Taylor Bank), Mr. Miller served as Vice President/Secondary Marketing and Pricing at Fifth Third Bank. Prior to joining Fifth Third Bank, he served in various leadership roles with ABN-AMRO Mortgage and InterFirst/Standard Federal Bank. Mr. Miller obtained his Bachelor of Arts in Economics from the University of Wisconsin.

Phillip R. Shoemaker Jr. Age 43, Executive Officer since 2018 President of Originations
Qualifications and Attributes
Mr. Shoemaker has served as our President of Originations since 2018. Prior to joining the Company, Mr. Shoemaker was one of the founding members of the originations business at Caliber Home Loans where he served in multiple roles on the executive management team from 2009 to 2018, including Executive Vice President, Chief Operating Officer of Production, Chief Administrative Officer and Senior Vice President of Operations. From 1997 to 2009, Mr. Shoemaker served in various leadership positions at Stonewater Mortgage Corporate and First Magnus Financial. With 23 years of experience in the mortgage industry, we believe Mr. Shoemaker has a proven track record of building strong lending originations platforms. He is a leading industry voice in advocating for the expansion of the independent mortgage originator within the wholesale and correspondent lending channels. Mr. Shoemaker obtained his Bachelor of Science in Electrical Engineering from the University of Arizona.

Jean Weng Age 47, Executive Officer since 2021 General Counsel and Corporate Secretary
Qualifications and Attributes
Ms. Weng has served as our General Counsel and Corporate Secretary since March 2021. Prior to joining the Company, Ms. Weng was the Senior Vice President, Deputy General Counsel and Corporate Secretary at Voya Financial, Inc. (formerly ING U.S. Inc.). There, she oversaw the company’s corporate governance practices, and headed the company’s government relations and legal operations functions, as well as led the company’s privacy, procurement, and intellectual property legal team. Prior to Voya, Ms. Weng had a 12-year career at Davis Polk & Wardwell LLP in New York, where she advised companies and underwriters on capital raising transactions within the firm’s Capital Markets Group. Ms. Weng obtained her Bachelor of Art in History from Columbia University and a Juris Doctorate from Columbia Law School.

Home Point Capital Inc. 15

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Human Capital
The Company’s associates are at the center of what we do and a key driver of our long-term performance. Our associates strengthen our business, innovate better ways to serve our customers, and engage each other to create a thriving culture at the Company.
The Company focuses on the below themes when it comes to its approach to human capital management:
•	people are at the center of what the Company does;
•	the Company’s reaction to the COVID-19 public health crisis put people first and allowed the Company to embrace flexible work styles;
•	diversity, equity, and inclusion practices guide the Company to desired outcomes; and
•	investing in people and their aspirations helps create a workforce of the future.
Pursuant to this approach, we focus on attracting, retaining, and motivating associates as a key component of our long-term strategy.

Home Point Capital Inc. 16

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Human Capital Initiatives
Highlights of our human capital initiatives are noted below. Additional detail can be found in our forthcoming 2022 Corporate Sustainability Report.

Home Point Capital Inc. 17

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Our Culture Stakes
The Company has developed 12 Culture Stakes that serve as guiding principles for our associates and the Company. Our associates seek to embody the 12 Culture Stakes in their everyday work to build a more impactful organization.

Aligned
We align, we shine. We are one team, unified by our focus to operate in the most connected way possible. We incorporate and celebrate each other’s strengths, coming together to achieve our individual and shared goals. Our collective vision is aligned to ensure we leverage every possible resource to accomplish our achievements and inspire our teammates, company, and community.
Authentic
The real deal. We create an environment that fosters open communication and transparency, creating genuine interaction and alignment across the organization. We believe truth builds lasting relationships. We are true to our stakeholders, partners, customers, and each other. If it matters to them, it matters to us.
Compassionate
Dare to care. We possess compassion with a people-first mentality, building strong relationships with our customers, partners, investors, and each other. We are committed to seeking first to understand, then to be understood. We recognize that every small act makes a big difference.
Curious
The fast and the curious. Curiosity is the core of innovation. We are inquisitive, and no question is off-limits – no matter how big or small. Asking is the first step to creating meaningful change and dramatic results. We unfailingly pursue information to determine causation and possibilities. We appreciate and encourage others to be curious and creative with no judgment.
Fun
If it’s not fun, what’s the point? We embrace having fun in our work life to inspire creativity and create positive energy. We work hard but balance our intensity and tenacity with gratification and enjoyment. When you do what you love and work with people you respect and admire, happiness ensues.
Home Point Capital Inc. 18

Corporate Governance (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Nimble
Homepoint be nimble, Homepoint be quick. We are intelligently fast in everything we do. Our decisiveness and flexibility enable us to adapt quickly and thrive in new environments. We seek to adapt to emerging market conditions, and our innovative culture defines our ability to respond, grow, and strive for market leadership.
Commitment
Decide. Commit. Succeed. We’re committed to fulfilling our mission of positive outcomes for our customers, associates, partners, and stockholders. We debate big ideas and commit to a path of supporting each other and achieving our goals. We are intentional with our actions and quick to learn from our mistakes. We are tenacious, devoted, and determined to succeed.
Community
Unity in community. We believe in the highest level of service and connection without the expectation of anything in return. We are purpose-driven and feel a responsibility to build and maintain an organization that is bigger than any one person or thing.
Courageous
Roar to Soar. Be Brave. Be Great. Be Bold. Be Gutsy. We create an environment of vulnerability without judgment. We encourage the voices of everyone throughout the organization to speak up and be heard. Courageous associates try more, trust more, and tell more. Our boldness inspires and positions our organization as a catalyst for social responsibility and innovation.
Diversity & Inclusion
Our differences are our superpower. We strive to create a diverse, inclusive environment where every person is additive to our success. We actively work to hire, promote, and recognize those whose unique voices make us stronger. We value the opinions, life experiences, and backgrounds of our customers, associates, partners, and stockholders. We believe having diverse ideas and perspectives is core to our success.
Excellence
Excellence is a habit. We win by doing ordinary things in extraordinary ways. We believe that high standards are contagious, and attention to every detail matters. We perform even the most mundane tasks in superior ways. We believe that being exceptional is a habit, not an act.
Sustainability
Create a legacy. We are committed to creating positive change that pays dividends today and into the future. We remain strong through economic uncertainties and environmental changes in our industry. Our flexible approach yields a responsible and positive impact on our culture, customers, and community.
Home Point Capital Inc. 19

2022 NOTICE OF MEETING AND PROXY STATEMENT
PART 2 – COMPENSATION MATTERS
Item 2 – Advisory Approval of our Executive Compensation
The Board of Directors unanimously recommends that you vote FOR this proposal (Item 2 on your proxy card)
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our Named Executive Officers as disclosed on pages 21 to 29. While the results of the vote are non-binding and advisory in nature, the Board intends to consider the results of this vote.
The text of the resolution in respect of Item 2 is as follows:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative disclosure, is hereby APPROVED.”
Home Point Capital Inc. 20

Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Executive Compensation
We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a summary compensation table and a table disclosing outstanding equity awards at fiscal year end, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our Chief Executive Officer and our two next most highly compensated executive officers at the end of the most recently completed fiscal year. We refer to the aforementioned individuals throughout this section as our “Named Executive Officers.”
Summary Compensation Table
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
William Newman President and Chief Executive Officer	2021	$423,462	$1,004,616	$—	—	—	—	$1,428,078
	2020	$400,000	$3,125,000	$—	—	—	—	$3,525,000
John Forlines Chief Risk Officer	2021	$330,769	$300,000	$1,999,996	—	—	$5,077	$2,635,842
Mark Elbaum Chief Financial Officer	2021	$400,000	$400,000	$999,998	—	—	$7,300	$1,807,298
(1)	The amounts reported represent the Named Executive Officer’s base salary earned during the fiscal year covered.
(2)
The amounts reported represent discretionary bonuses paid to our Named Executive Officers in 2020 and 2021, as applicable, based on fiscal 2020 and 2021 performance and 2020 and 2021 Special Bonuses, as applicable. See “—Annual Bonus” and “—Special Bonus Agreements” below. The amount reported for Mr. Elbaum includes a $100,000 discretionary bonus paid to Mr. Elbaum following the completion of the IPO.

(3)
The amounts reflect the fair value of equity awards granted in fiscal 2021. The equity awards granted in fiscal 2021 to each of Messrs. Forlines and Elbaum consisted of restricted stock units (“RSUs”) and performance stock units (“PSUs”). The amounts in column (e) represent the fair value of the entire amount of the award calculated in accordance with FASB ASC Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. For RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of shares of our common stock on the date of grant. The value of the RSUs at the grant date included in the table above for Mr. Forlines is $999,998.08 and for Mr. Elbaum is $499,999.04. For PSUs, fair value is based on a model that considers the closing market price of shares of our common stock on the date of grant, the range of shares subject to such stock award, and the estimated probabilities of vesting outcomes. The value of PSUs at the grant date included in the table assumes target performance. The values of the PSUs at the grant date if the highest level of performance conditions were to be achieved would be as follows: Mr. Forlines — $1,499,997.12; and Mr. Elbaum — $749,998.56. Note 18 of the consolidated financial statements in the 2021 Annual Report includes assumptions that we used in the calculation of the equity award values. For additional information regarding outstanding equity awards, please see “Executive Compensation—Outstanding Equity Awards at December 31, 2021.”

(4)
The amounts reported represent the aggregate grant-date fair value of performance-vesting options awarded to the Named Executive Officer in 2020 and 2021, as applicable, calculated in accordance with Topic 718, utilizing the assumptions discussed in Note 18 to our consolidated financial statements in the 2021 Annual Report. The performance-vesting options are subject to market conditions and an implied performance condition as defined under applicable accounting standards. The grant date fair value of the performance-vesting options was computed based upon the probable outcome of the performance conditions as of the grant date in accordance with Topic 718. Achievement of the performance conditions for the performance-vesting options was not deemed probable on the grant date and, accordingly, no value is included in the table for these awards pursuant to the SEC’s disclosure rules. Assuming achievement of the performance conditions, the aggregate grant date fair values of the performance-vesting options granted in fiscal 2020 to Mr. Newman would have been $342,322.

(5)
The amounts reported represent contributions made under the Company’s tax-qualified 401(k) retirement plan for Company employees (the “401(k) Plan”) and contributions by the Company to the Company’s defined contribution Health Savings Account (the “HSA”) that were earned in 2021. The value of the contributions made under the 401(k) Plan included in the table above for Mr. Forlines is $5,077 and for Mr. Elbaum is $5,800. The value of the contributions made under the HSA included in the table above for Mr. Elbaum is $1,500.

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Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Narrative Disclosure to Summary Compensation Table
Employment Agreements and Offer Letter Agreements
William Newman Employment Agreement
We entered into an employment agreement with Mr. Newman, effective March 31, 2015, to serve as our chief executive officer and president. The initial term of the employment agreement is for a three-year period that began on the effective date of the employment agreement and is extended for subsequent terms of one-year unless either we or Mr. Newman give notice not to extend the term at least 60 days before the expiration of the initial term or a subsequent term.
Under the employment agreement, Mr. Newman was entitled to an annual base salary of $400,000, subject to annual review by our Board. On March 4, 2021, the Compensation Committee approved an increase in the annual base salary payable to Mr. Newman from $400,000 to $500,000, effective as of October 1, 2021. He is also eligible to earn an annual cash bonus with a target bonus opportunity equal to 100% of his base salary. Mr. Newman's target bonus opportunity was raised to 250% of his base salary by the Compensation Committee in fiscal 2021.
Mr. Newman is subject to the following restrictive covenants under his employment agreement: (i) confidentiality during his employment and perpetually after his termination; (ii) irrevocable assignment of all rights of any intellectual property created during his employment with us; (iii) non-competition during the term of the employment agreement and for a two-year period after termination (or a one-year period after termination for a termination due to our delivery of a non-extension notice); (iv) non-solicitation of customers and vendors and non-interference with the Company’s and our affiliates’ business for the same period that the non-compete applies; and (v) non-solicitation/hire of employees from the date of the employment agreement and for a two-year period after his termination for employees of the Company and our affiliates who were employed during the 12-month period preceding the solicitation or hiring. Our obligation to provide severance payments and benefits to Mr. Newman is contingent upon his continued compliance, in all material respects, with these restrictive covenants and his execution and non-revocation of a release of claims. The severance provisions contained in Mr. Newman’s employment agreement are described below under “—Potential Payments Upon Termination or Change in Control—Severance Benefits Upon Termination.”
John Forlines Offer Letter Agreement
We entered into an offer letter agreement with John Forlines, dated December 15, 2020, to serve as our chief risk officer starting on March 15, 2021. Under the offer letter agreement, Mr. Forlines is entitled to an annual base salary of $400,000 and is eligible to earn an annual performance-based cash bonus with a target bonus opportunity equal to 150% of his base salary with the first such bonus payable in fiscal 2022. Mr. Forlines is subject to a non-solicitation/hire of employees from his date of hire until the first anniversary of his termination. Mr. Forlines was also eligible to receive a restricted stock unit award having a value of $2.0 million, which was granted on May 4, 2021.
Mark Elbaum Offer Letter Agreement
We entered into an offer letter agreement with Mark Elbaum, dated November 27, 2020, to serve as our chief financial officer starting on December 7, 2020. Under the offer letter agreement, Mr. Elbaum is entitled to an annual base salary of $400,000 and is eligible to earn an annual performance-based cash bonus with a target bonus opportunity equal to 150% of his base salary with the first such bonus payable in fiscal 2022. On December 22, 2020, Mr. Elbaum received a grant of 100,000 performance-vesting options under the 2015 Option Plan. The vesting terms of these options are described above under “—Equity Awards,” below. Mr. Elbaum is subject to a non-solicitation/hire of employees from his date of hire until the first anniversary of his termination.
Base Salary
We provide each Named Executive Officer with a base salary for the services that the executive officer performs for us. Base salaries were initially set at the time each Named Executive Officer commenced employment with us and are reviewed annually by the Compensation Committee and Board and may be increased based on the individual performance of the Named Executive Officer, company performance, any change in the executive’s position within our business, the scope of the Named Executive Officer’s responsibilities and any changes thereto.
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Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Annual Bonus
The Compensation Committee established discretionary target bonuses for the Named Executive Officers based on fiscal 2021 performance. The target bonus for Mr. Newman is 250% of his base salary and 150% with respect to each of Messrs. Forlines’ and Elbaum’s base salaries. For fiscal 2021, our Named Executive Officers received the following bonuses: Mr. Newman ($625,000); Mr. Forlines ($300,000); and Mr. Elbaum ($300,000).
Special Bonus Agreements
We entered into a letter agreement, dated October 1, 2020 (as amended, the “2020 Special Bonus Agreement”), with Mr. Newman, which provides for a special incentive bonus to be paid as follows:
•	A portion of the special incentive bonus was paid to Mr. Newman on October 9, 2020 (the “2020 Special Bonus”).
•
A portion of the special incentive bonus will be paid to Mr. Newman upon the achievement of certain performance-vesting triggers consistent with those set forth in the substitute option agreement (as described below under “—Equity Awards”) under the 2021 Incentive Plan (the “2020 Performance-Vesting Bonus”).

The amount of Mr. Newman’s special incentive bonus under the 2020 Special Bonus Agreement is as follows:
Named Executive Officer	2020 Special Bonus ($)(A)(1)	2020 Performance- Vesting Bonus ($)(B)(2)	Total 2020 Special Incentive Bonus ($)(A+B)
William Newman	$1,125,000	$1,875,000	$3,000,000
(1)	Reported as 2020 compensation.
(2)	To be earned, subject to satisfaction of ongoing performance conditions.
We also entered into letter agreements, dated January 15, 2021 (as amended, the “January 2021 Special Bonus Agreements”), August 27, 2021 (the “August 2021 Special Bonus Agreements”), and November 19, 2021 (the “November 2021 Special Bonus Agreements,” and, together with the January 2021 Special Bonus Agreements and August 2021 Special Bonus Agreements, the “2021 Special Bonus Agreements”), with each of Mr. Newman and Mr. Elbaum, which provide for a special incentive bonus to be paid as follows:
•
A portion of the special incentive bonus with respect to the January 2021 Special Bonus Agreements, the August 2021 Special Bonus Agreements, and the November 2021 Special Bonus Agreements was paid to Mr. Newman on January 29, 2021, September 10, 2021, and December 3, 2021, respectively (the “2021 Special Bonus”).

•
A portion of the special incentive bonus will be paid to each of Messrs. Newman and Elbaum upon the achievement of certain performance-vesting triggers consistent with those set forth in the substitute option agreement (as described below under “—Equity Awards”) under the 2021 Incentive Plan (the “2021 Performance-Vesting Bonus”).

The amount of each of Messrs. Newman’s and Elbaum’s special incentive bonus under the 2021 Special Bonus Agreements is as follows:
Named Executive Officer	2021 Special Bonus ($)(A)(1)	2021 Performance- Vesting Bonus ($)(B)(2)	Total 2021 Special Incentive Bonus ($)(A+B)
William Newman	$379,616	$632,693	$1,012,309
Mark Elbaum	$—	$101,231	$ 101,231
(1)	Reported as 2021 compensation.
(2)	To be earned, subject to satisfaction of ongoing performance conditions.
Payment of each of the 2020 and 2021 Performance-Vesting Bonus is subject to the executive’s continuous employment with the Company through each applicable payment date, except that if the executive’s employment is terminated by the Company
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Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
without “cause,” by the executive for “good reason” or due to the executive’s death or “disability” (as such terms are defined in the 2015 Option Plan), the executive is eligible to receive the Performance-Vesting Bonus in the event that a transaction occurs that meets the specified targets before the first anniversary of the executive’s termination of employment.
Equity Awards
2021 Incentive Plan
Prior to our IPO, our Board adopted, and our stockholders approved, the 2021 Incentive Plan. Awards under the 2021 Incentive Plan may be granted to any (i) individual employed by us or our subsidiaries (other than those U.S. employees covered by a collective bargaining agreement unless and to the extent that such eligibility is set forth in such collective bargaining agreement or similar agreement); (ii) director or officer of us or our subsidiaries; or (iii) consultant or advisor to us or our subsidiaries who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). The 2021 Incentive Plan is administered by the Compensation Committee or such other committee of our Board to which it has properly delegated power, or if no such committee or subcommittee exists, our Board.
The 2021 Incentive Plan initially reserves 6,943,005 shares for issuance, which is subject to increase on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the lesser of (i) the positive difference, if any, between (x) 5% of the outstanding common stock on the last day of the immediately preceding fiscal year and (y) the available plan reserve on the last day of the immediately preceding fiscal year and (ii) a lower number of shares of our common stock as determined by our Board. The shares issuable pursuant to the substitute options are not counted against the share reserve under the 2021 Incentive Plan.
2021 Employee Stock Purchase Plan
Prior to our IPO, our board of directors adopted, and our stockholders approved, the 2021 Employee Stock Purchase Plan, which we refer to as the Employee Stock Purchase Plan. Under the Employee Stock Purchase Plan, our employees, and those of our designated affiliates, may purchase shares of our common stock, during pre-specified offering periods determined by the compensation committee of our Board, or the Compensation Committee. Our Named Executive Officers are eligible to participate in the Employee Stock Purchase Plan on the same terms and conditions as all other participating employees.
The Employee Stock Purchase Plan is administered by the Compensation Committee. The Compensation Committee has full authority to administer the Employee Stock Purchase Plan and make and interpret rules and regulations regarding administration of the Employee Stock Purchase Plan as it may deem necessary or appropriate.
The Employee Stock Purchase Plan initially reserves 1,388,601 shares of our common stock for issuance. The plan reserve is subject to adjustment for certain changes in our capitalization. The issuance of shares pursuant to the Employee Stock Purchase Plan will reduce the total number of shares available under the Employee Stock Purchase Plan.
Substitute Options
Prior to the IPO, option grants to our Named Executive Officers were made under the Home Point Capital LP 2015 Option Plan (the “2015 Option Plan”). In January 2021, prior to the IPO and in connection with the distribution paid from the net proceeds of the Senior Notes issued in January 2021 to Home Point Capital LP (“Holdings”), our direct parent at the time, Holdings reduced the exercise prices of outstanding option awards granted under the 2015 Option Plan (the “Exercise Price Reduction”). The option holders did not receive a distribution in connection with the distribution paid to Holdings, so the Exercise Price Reduction was made as an anti-dilution adjustment to give effect to the distribution to Holdings, with the options having the same intrinsic value as before the distribution. Upon the consummation of the merger in connection with the IPO in January 2021, all outstanding options under the 2015 Option Plan were canceled and “substitute options” were granted under the 2021 Incentive Plan. The substitute options have an exercise price and cover a number of shares of our common stock that results in the substitute options having the same (subject to rounding) intrinsic value as the outstanding options granted under the 2015 Option Plan (after also giving effect to the Exercise Price Reduction). The number of shares of the Company subject to each option and the exercise price of each option described in this “Executive Compensation” section have been adjusted to reflect the substitute options granted under the 2021 Incentive Plan.
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Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
The substitute options generally have the same terms and conditions as outstanding options that were granted under the 2015 Option Plan, although certain vesting, transfer and repurchase amendments have been made to the substitute options. The substitute options are administered by our Compensation Committee or such other committee of our Board to which it has properly delegated power, or if no such committee or subcommittee exists, our Board.
Substitute options that relate to options granted under the 2015 Option Plan prior to January 31, 2020 (including those granted to Mr. Newman) are subject to the following vesting schedule:
•
50% of the common stock granted pursuant to each option are “time-vesting options,” which generally vest either (i) in annual installments over the first five years of the grant date or (ii) 40% on the second anniversary of the grant date and 20% on each of the third through fifth anniversaries of the grant date, except that all unvested time-vesting options vest on a “sponsor exit transaction” (as defined under the 2015 Option Plan); and

•
50% of the common stock granted pursuant to the options are “performance-vesting options” that vest only upon the consummation of a “sponsor exit transaction” (as defined under the 2015 Option Plan) and only if specified transfer and financial targets are satisfied. In addition, unvested performance-vesting substitute options will vest in full on the occurrence of a realization date (as defined below).

The substitute options that relate to options granted under the 2015 Option Plan to Mr. Elbaum and nearly all other options granted on or after January 31, 2020 (other than options granted to Andrew J. Bon Salle in accordance with his Consulting Agreement (as defined below) and a few other individuals), are performance-vesting options that vest upon consummation of a sponsor exit transaction or public offering only if specified transfer and financial targets are satisfied or upon the occurrence of a realization date. Sales of our common stock by the Sponsor Partners (as defined in the 2015 Option Plan) after the IPO will also be included in determining whether a sponsor exit transaction has occurred. In addition, unvested performance-vesting substitute options will vest in full on the first to occur of the date on which the Sponsor Partners have sold (i) 45% of their common units of Holdings (or shares of our common stock into which such common units have been converted in connection with the merger and the IPO) (such common units and shares of common stock collectively referred to as “sponsor interests”), provided that the Sponsor Partners have received cash proceeds in an amount necessary to ensure a return equal to 2.0 times the Sponsor Partners’ cumulative invested capital in respect of the sponsor interests, (ii) 35% of their sponsor interests, provided that the Sponsor Partners have received cash proceeds in an amount necessary to ensure a return equal to 3.0 times the Sponsor Partners’ cumulative invested capital in respect of the sponsor interests or (iii) 25% of their sponsor interests, provided that the Sponsor Partners have received cash proceeds in an amount necessary to ensure a return equal to 4.0 times the Sponsor Partners’ cumulative invested capital in respect of the sponsor interests (each such date, a “realization date”).
In connection with a termination for cause, all unvested options will be immediately forfeited. In addition, other than the potential vesting that may occur in connection with certain terminations of employment or other events described under “—Termination and Change in Control Provisions—Equity Awards”, all unvested options will be forfeited upon a Named Executive Officer’s termination of employment, as applicable.
In addition, shares of our common stock received upon exercise of vested options are not transferable before the earlier of (i) the fourth anniversary of the completion of the IPO and (ii) the date on which the Sponsor Partners have sold 45% of the sponsor interests, except that grantees are permitted to effect a “broker-assisted” net exercise, whereby grantees may transfer the minimum number of shares required to satisfy the applicable exercise price and/or withholding tax obligation on exercise of an option. In addition, grantees may transfer shares of our common stock received upon exercise of vested options that corresponds to the percentage of sponsor interests sold by the Sponsor Partners in connection with the IPO or a subsequent sale.
Another key component of our long-term equity incentive program prior to the IPO was that certain key executives were provided with the opportunity to invest in common units of Holdings. This investment opportunity further aligned the individual’s financial interests with those of our equity owners. As of December 31, 2020, Mr. Newman invested in 1,078,545 common units, which were converted into shares of common stock of the Company in connection with the IPO and transactions related thereto.
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Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Restricted Stock Units
RSUs granted to our Named Executive Officers are made under the 2021 Incentive Plan. The RSUs vest in equal annual installments on each of the first, second, and third anniversaries of the vesting commencement date set forth in the applicable Restricted Stock Unit Grant Notice, subject to the participant’s continued service with the Company. In addition, to the extent not previously vested, the RSUs will become fully vested immediately prior to an involuntary termination without cause, or by reason of the participant’s death or disability, in each case, on or following a change in control. Upon a termination of employment for any reason not in connection with a change in control, all unvested RSUs will be forfeited, except that in the case of the participant’s death, unvested RSUs will remain outstanding for one month following the date of such termination, but shall be eligible to vest only to the extent the Compensation Committee determines, during such one month period, to accelerate the vesting of such unvested RSUs. The RSUs will be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the 2021 Incentive Plan.
Performance Stock Units
PSUs granted to our Named Executive Officers are made under the 2021 Incentive Plan. The PSUs will become earned based on the level of achievement of the Company’s average return on equity over a three-year performance period (the “Performance Condition”). The number of earned PSUs can range from 0% to 150% of the number of PSUs granted, depending on continued service with the Company and the extent to which the Performance Condition has been achieved at the end of the performance period. In addition, upon an involuntary termination without cause or termination due to death or disability, in each case, on or after a change in control of the Company, the PSUs shall vest based on actual performance through the date of the change in control. Upon a termination of employment for any reason not in connection with a change in control, all unvested PSUs will be forfeited, except that in the case of the participant’s death, unvested PSUs will remain outstanding for one month following the date of such termination, but shall be eligible to vest only to the extent the Compensation Committee determines, during such one month period, to accelerate the vesting of such unvested PSUs. The PSUs will be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the 2021 Incentive Plan.
Determination of Executive and Director Compensation for Fiscal 2021
The Compensation Committee engaged independent compensation consultant McLagan to provide the Compensation Committee with advice regarding executive compensation matters for fiscal 2021. No member of the Board or any executive officer has any affiliation with McLagan. McLagan provides no other services to the company, and reports to the chair of the Compensation Committee. The Compensation Committee has assessed the independence of McLagan in accordance with SEC and Nasdaq rules and regulations and has concluded that no conflict of interest exists that will prevent them from being independent consultants to the Compensation Committee. McLagan advised the Compensation Committee on the principal aspects of our equity award program and provided market information and analysis regarding such program. The Compensation Committee reviewed and considered the information provided by McLagan to understand current compensation practices, levels and structures and to inform its compensation decisions, but not to establish specific compensation parameters based on such data.
The Compensation Committee viewed the information provided by McLagan as one of a number of tools available to the Compensation Committee in assessing executive compensation. The Compensation Committee also consults with our Chief Executive Officer, who makes recommendations to the Compensation Committee regarding compensation of our executive officers other than the Chief Executive Officer. Our Chief Executive Officer participates in some of the Compensation Committee’s deliberations regarding compensation for our other executive officers, although all determinations are made by the Compensation Committee.
401(k) Plan
We maintain a tax-qualified 401(k) retirement plan for our employees, including our Named Executive Officers, who satisfy certain eligibility requirements. Our Named Executive Officers are eligible to participate in the 401(k) plan on the same terms generally as other eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, through elective contributions to the 401(k) plan. We have the ability to make discretionary matching and profit sharing contributions to the 401(k) plan. The Company contributed a total of $3.7 million and $2.3 million for the year ended December 31, 2021 and 2020, respectively, under the 401(k) plan. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
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Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Outstanding Equity Awards at December 31, 2021
The following table provides information regarding outstanding equity awards made to our Named Executive Officers as of December 31, 2021, adjusted to give effect to the Exercise Price Reduction in January 2021 and the cancellation of the outstanding options under the 2015 Option Plan and grant of substitute options under the 2021 Incentive Plan.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(4)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(5)	Market value of shares or units of stock that have not vested ($)(6)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(7)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(6)(7)
(a)		(b)	(c)	(d)	(e)	(f)
William Newman	04/01/2015(1)	1,011,136	—	1,011,136	1.77	04/01/2025
	02/28/2020(1)	—	—	674,091	1.95	02/28/2030
John Forlines	05/04/2021						105,932	476,694
	05/04/2021								105,932	476,694
Mark Elbaum	12/22/2020(1)	—	—	269,636	17.82	12/22/2030
	05/04/2021						52,966	238,347
	05/04/2021								52,966	238,347
(1)	Represents the original grant date of the options under the 2015 Option Plan. See “Narrative Disclosure to Summary Compensation Table—Equity Awards” above.
(2)	The numbers in this column represent vested and exercisable time-vesting options.
(3)
The numbers in this column represent unvested outstanding performance-vesting options. These options will vest only upon the occurrence of specified performance conditions, which are described above under “Narrative Disclosure to Summary Compensation Table—Equity Awards.”

(4)	Reflects the option exercise price after giving effect to the Exercise Price Reduction described under “Narrative Disclosure to Summary Compensation Table—Equity Awards—Substitute Options.”
(5)
Reflects RSUs that vest equally over three years, with one-third of the grant vesting based on continued service through the first anniversary of grant date and one-third of the grant vesting on each of the two subsequent anniversaries of such date.

(6)
Value is calculated by multiplying the number of RSUs or PSUs, as applicable, that have not vested by the closing market price of our common stock ($4.50) as of the close of trading on December 31, 2021 (the last trading day of fiscal 2021).

(7)
Reflects PSUs that are to be earned and scheduled to settle no later than the end of the fiscal quarter immediately following the Company’s second fiscal quarter of 2024, which is the end of the applicable PSUs’ performance period, subject to the performance criteria described under “Narrative Disclosure to Summary Compensation Table — Equity Awards.” The number of shares and the payout value for the PSUs reflect payout at target.

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Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Equity Compensation Plan Information
As of December 31, 2020, outstanding equity awards included options granted under the 2015 Option Plan as described above under “—Narrative Disclosure to Summary Compensation Table—Equity Awards.” The following table sets forth information as of December 31, 2021 regarding the Company’s equity compensation plans, giving effect to the issuance of the substitute options, RSUs, and PSUs under the 2021 Incentive Plan. The only plans pursuant to which the Company may currently make additional equity grants or issue equity compensation are the 2021 Incentive Plan and the Employee Stock Purchase Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2021 Incentive Plan	12,357,369(1)	$4.45(2)	7,584,217(3)
Employee Stock Purchase Plan	—	N/A	1,388,601(4)
Equity compensation plans not approved by security holders	—	—	—
Total	12,357,369	$4.45(2)	8,972,818
(1)
Includes 11,751,031 shares issuable pursuant to substitute options granted in connection with our IPO under the 2021 Incentive Plan, 367,991 shares issuable upon vesting of time-vesting RSUs awarded under the 2021 Incentive Plan, and 238,347 shares issuable upon vesting of PSUs, each as of December 31, 2021. The shares issuable pursuant to the substitute options are not counted against the share reserve under the 2021 Incentive Plan.

(2)	RSUs and PSUs are not taken into account in the weighted-average exercise price as such awards have no exercise price.
(3)
Includes 7,584,217 shares available for future issuance under the 2021 Incentive Plan. Substitute options granted in connection with the IPO are not counted against the share reserve under the 2021 Incentive Plan.

(4)	These shares are reserved for issuance under the Employee Stock Purchase Plan.
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Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Termination and Change in Control Provisions
Severance Benefits Upon Termination
Mr. Newman’s employment agreement provides that if Mr. Newman’s employment is terminated by us without “cause” (as defined in the employment agreement), by Mr. Newman for “good reason” (as defined in the employment agreement) or at the end of any subsequent one-year term of the employment agreement due to our delivery of a non-extension notice, he will receive continued base salary for 12 months after his termination and 100% of the annual bonus that he earned in the year prior to his termination, subject to his execution of a general release of claims and continued compliance with the restrictive covenants described above.
Accelerated Vesting of Equity Awards
Substitute Options
Time-Vesting Options. In the event of a termination of the participant’s employment by us without “cause” (as defined in the 2021 Incentive Plan), by the participant for “good reason” or due to the participant’s death or “disability” (as defined in the 2021 Incentive Plan), the time-vesting options will vest with respect to the common stock that would have vested on the next anniversary of the grant date.
Performance-Vesting Options. In the event of a termination of the participant’s employment (A) by us without cause, (B) by the participant for good reason or (C) due to the participant’s death or disability, the performance-vesting options will remain eligible to vest (and shall vest upon satisfaction of the vesting conditions for performance-vesting options) until the first anniversary of such termination (but not beyond the expiration date of such option period).
Restricted Stock Units
The RSUs will become fully vested, to the extent not previously vested, immediately prior to an involuntary termination without cause, or by reason of the participant’s death or disability, in each case, on or following a change in control. Upon a termination of employment for any reason not in connection with a change in control, all unvested RSUs will be forfeited, except that in the case of the participant’s death, unvested RSUs will remain outstanding for one month following the date of such termination, but shall be eligible to vest only to the extent the Compensation committee determinations, during such one month period, to accelerate the vesting of such unvested RSUs.
Performance Stock Units
Upon an involuntary termination without cause or termination due to death or disability, in each case, on or after a change in control of the Company, the PSUs shall vest based on actual performance through the date of the change in control. Upon a termination of employment for any reason not in connection with a change in control, all unvested PSUs will be forfeited, except that in the case of the participant’s death, unvested PSUs will remain outstanding for one month following the date of such termination, but shall be eligible to vest only to the extent the Compensation committee determinations, during such one month period, to accelerate the vesting of such unvested PSUs.
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Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Non-Management Director Compensation
General
The Compensation Committee periodically reviews, and recommends to the Board, the form and amount of non-management director compensation.
Compensation Program
In 2021, each director who was not an employee of the Company or associated with the Sponsor was entitled to receive annual cash retainers and equity retainers for Board and committee service as set forth in the table below.
Compensation Component(1)	Value ($)	Vehicle
Annual Retainer	$75,000	Cash
Equity Retainer	See footnote (2)	RSUs
Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee Chair Retainers	15,000	Cash
Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee Member Retainers(3)	10,000	Cash
(1)	Directors receive reimbursement of reasonable travel and related expenses associated with attendance at board or committee meetings.
(2)
The equity retainer for each fiscal year is comprised of a grant of RSUs with a fair market value determined by the Board at the time of the grant, which will vest at the next annual meeting of stockholders following such grant; for 2021, each of Ms. Goodman and Mr. Morse received a grant of RSUs with a grant date fair market value of $250,000 and Mr. Bon Salle received a grant of RSUs with a grant date fair market value of $1,000,000 in connection with their service as a director, each to vest at the Annual Meeting.

(3)	The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee member retainer is payable to each member of the respective committee, other than the committee’s chair.
Agreements with Mr. Bon Salle
Consulting Agreement
Effective January 9, 2021, we entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Bon Salle, pursuant to which we have engaged Mr. Bon Salle as a consultant for an initial term through December 31, 2022, following which such term shall automatically be extended on a one-year rolling basis. Either party may terminate the Consulting Agreement upon 30 days’ written notice to the other party. Under the Consulting Agreement, Mr. Bon Salle agreed to serve as Chairperson of the Board and to devote up to a maximum of 20 hours per week performing his responsibilities and services under the agreement. As consideration for his services under the Consulting Agreement, Mr. Bon Salle is entitled to an annual consulting fee of $500,000. He is also eligible for an annual bonus with performance targets to be mutually established and a target bonus equal to 150% of the annual consulting fee; provided that, unless Mr. Bon Salle has terminated the Consulting Agreement, or the Company has terminated the Consulting Agreement for “cause” (as such term is defined in the Consulting Agreement), prior to December 31, 2021 or December 31, 2022, as applicable, for each of calendar years 2021 and 2022, Mr. Bon Salle will be entitled to receive a minimum annual bonus of $500,000, irrespective of whether any performance targets are achieved.
Home Point Capital Inc. 30

Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Special Bonus Agreements
The Company also entered into letter agreements, dated January 22, 2021 (as amended, the “Bon Salle January 2021 Special Bonus Agreement”), August 27, 2021 (the “Bon Salle August 2021 Special Bonus Agreement”), and November 20, 2021 (the “Bon Salle November 2021 Special Bonus Agreement,” and, together with the Bon Salle January 2021 Special Bonus Agreement and Bon Salle August 2021 Special Bonus Agreement, the “Bon Salle 2021 Special Bonus Agreements”), with Mr. Bon Salle, which provide for a special incentive bonus to be paid as follows:
•
A portion of the special incentive bonus with respect to the Bon Salle January 2021 Special Bonus Agreement, the Bon Salle August 2021 Special Bonus Agreement, and the Bon Salle November 2021 Special Bonus Agreement was paid to Mr. Bon Salle on January 28, 2021, September 9, 2021, and November 30, 2021, respectively (the “Bon Salle 2021 Special Bonus”).

•
A portion of the special incentive bonus will be paid to Mr. Bon Salle in installments within 30 days after the end of each fiscal quarter of the Company through the fiscal quarter ending March 31, 2025 with respect to each Bon Salle 2021 Special Bonus Agreement (the “Bon Salle 2021 Time-Vesting Bonus”).

•
A portion of the special incentive bonus will be paid to Mr. Bon Salle upon the achievement of certain performance-vesting triggers consistent with those set forth in the substitute option agreement (as described below under “Part 2 – Compensation Matters—Executive Compensation—Equity Awards”) under the 2021 Incentive Plan (the “Bon Salle 2021 Performance-Vesting Bonus”).

The amount of Mr. Bon Salle’s special incentive bonus under the Bon Salle 2021 Special Bonus Agreements is as follows:
	Bon Salle 2021 Special Bonus ($)(A)(1)	Bon Salle 2021 Time- Vesting Bonus ($)(B)(2)	Bon Salle 2021 Performance- Vesting Bonus ($)(C)(3)	Total 2021 Special Incentive Bonus ($)(A+B+C)
Andrew Bon Salle	$ 50,616	$ 202,462	$ 253,077	$ 506,155
(1)	Reported as 2021 compensation.
(2)	None of this amount has been paid to Mr. Bon Salle as of December 31, 2021. None of this amount is reported as 2021 compensation.
(3)	To be earned, subject to satisfaction of ongoing performance conditions.
Sponsor Directors
Our non-employee directors associated with the Sponsor, including Messrs. Khan, Levey, and Rosenzweig, receive no compensation for their services on the Board.
Home Point Capital Inc. 31

Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
2021 Director Compensation
The following table shows the compensation our non-management directors were paid during 2021 for their service as directors:
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Andrew J. Bon Salle(4)	$ 133,491	$ 1,000,000	$ 1,232,692	$ 2,366,183
Laurie S. Goodman	$92,222	$250,000	—	$342,222
Agha S. Khan(5)	—	—	—	—
Stephen A. Levey(5)	—	—	—	—
Timothy R. Morse	$92,222	$250,000	—	$342,222
Eric L. Rosenzweig(5)	—	—	—	—
(1)	Ms. Zabriskie was elected to the Board on January 28, 2022 and is therefore not included in the 2021 Director Compensation table.
(2)
The column titled “Stock Awards” reports the fair value of the RSU awards to the non-management directors at their grant dates in 2021 calculated in accordance with Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 18 of the consolidated financial statements in the 2021 Annual Report. As of December 31, 2021, each of Mr. Bon Salle, Ms. Goodman, and Mr. Morse had 86,430, 21,607, and 21,607 unvested RSUs outstanding, respectively.

(3)
For fiscal 2021, Mr. Bon Salle received an annual consulting fee of $500,000 (prorated to $482,692 based on the date of the Consulting Agreement) and a bonus of $500,000 pursuant to the Consulting Agreement. Please see “Non-Management Director Compensation—Agreements with Mr. Bon Salle—Consulting Agreement” for additional information. Mr. Bon Salle also received an IPO success bonus of $250,000 in fiscal 2021.

(4)
In addition to the amounts described in the prior footnote, as a non-employee director, Mr. Bon Salle received an annual retainer of $85,000 for his service as a director and a member of the Nominating and Corporate Governance Committee (prorated to $82,875 based on the date Mr. Bon Salle joined the Board). We also entered into the Bon Salle Special Bonus Agreements, pursuant to which Mr. Bon Salle received special incentive bonuses of $25,000, $20,223, and $5,393, respectively, in fiscal 2021.

(5)	Received no compensation as associated with the Sponsor.
Home Point Capital Inc. 32

Compensation Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Item 3 – Advisory Approval of Frequency of Stockholder Votes on our Executive Compensation
The Board of Directors unanimously recommends that you vote for every
“ONE YEAR”
with respect to how frequently stockholders vote to approve, in a non-binding vote, compensation paid to our Named Executive Officers (Item 3 on your proxy card)

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to recommend, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our Named Executive Officers (that is, votes similar to the non-binding vote in Item 2 on page 20) should occur every one, two, or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to consider the results of the vote.
Stockholders may wish to review with care the information presented in connection with Item 2 on page 20, including the compensation tables and narrative disclosure on pages 21 to 29.
We believe that a one year frequency is consistent with the Company’s approach to compensation. We believe an annual advisory vote gives the Board and the Compensation Committee the opportunity to annually evaluate compensation decisions in light of ongoing stockholder feedback.
Home Point Capital Inc. 33

2022 NOTICE OF MEETING AND PROXY STATEMENT
PART 3 – CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Policy
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written statement of policy regarding transactions with related persons (the “Related Person Policy”) that is in conformity with the requirements upon issuers having publicly held common stock that is listed on a national securities exchange.
The Related Person Policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel or Chief Financial Officer, or such other person designated by the Board, any “related person transaction” (defined as any transaction that we anticipate would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our General Counsel or Chief Financial Officer will then promptly communicate that information to our Board. A related-person transaction reviewed under the Related Person Policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction.
Considerations
As appropriate for the circumstances, the Audit Committee will review and consider:
•	the relationship of the related person to the Company
•	the nature and extent of the related person’s interest in the transaction
•	the material terms of the transaction
•	the importance and fairness of the transaction both to the Company and to the related person
•	the business rationale for engaging in the transaction
•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company
•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any
•	any other matters that management or the Audit Committee shall deem appropriate
The Audit Committee may approve or ratify the related-person transaction only if the Audit Committee determines in good faith that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of the Company.
The Related Person Policy provides that certain transactions in the ordinary course of our business involving the Sponsor or its affiliates (including portfolio companies) in which the Sponsor may have a direct or indirect material interest shall be deemed to be approved or ratified under the terms of the Related Person Policy in certain instances, including (but not limited to):
•
the purchase or sale of products or services in the ordinary course of the Company’s business provided that (1) the aggregate amount involved in any such purchase or sale is expected to be less than $5,000,000 over five years; (2) such products or services are of a type that are generally made available to other customers by the Sponsor or its affiliates or the Company, as applicable; and (3) the appropriate officers of the Company reasonably believe that such transaction is an arms’-length transaction.

Home Point Capital Inc. 34

Related Party Transactions (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Related Person Transactions
The following is a summary of material provisions of various transactions we have entered into with our executive officers, board members, or 5% or greater stockholders and their affiliates since January 1, 2020. We believe the terms and conditions in these agreements are reasonable and customary for transactions of these types.
Stockholders’ Agreement
In connection with our IPO, the Company entered into the Stockholders’ Agreement with the Trident Stockholders. The Stockholders’ Agreement grants the Trident Stockholders the right to nominate to our Board a number of designees equal to: (i) at least a majority of the total number of directors comprising our Board at such time as long as the Trident Stockholders and their affiliates collectively beneficially own at least 50% of the outstanding shares of our common stock; (ii) at least 40% of the total number of directors comprising our Board at such time as long as the Trident Stockholders and their affiliates collectively beneficially own at least 40% but less than 50% of the outstanding shares of our common stock; (iii) at least 30% of the total number of directors comprising our Board at such time as long as the Trident Stockholders and their affiliates collectively beneficially own at least 30% but less than 40% of the outstanding shares of our common stock; (iv) at least 20% of the total number of directors comprising our Board at such time as long as the Trident Stockholders and their affiliates collectively beneficially own at least 20% but less 30% of the outstanding shares of our common stock; and (v) at least 10% of the total number of directors comprising our Board at such time as long as the Trident Stockholders and their affiliates collectively beneficially own at least 5% but less than 20% of the outstanding shares of our common stock. For purposes of calculating the number of directors that the Trident Stockholders will be entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis, taking into account any increase in the size of our board of directors (e.g., one and one quarter (11∕4) directors shall equate to two directors). In addition, in the event a vacancy on the Board is created by the death, disability, retirement or resignation of a Trident Stockholders director-designee, the Trident Stockholders shall, to the fullest extent permitted by law, have the right to have the vacancy filled by a new Trident Stockholders director-designee.
In addition, the Stockholders’ Agreement grants the Trident Stockholders with special governance rights, for as long as the Trident Stockholders and their affiliates collectively maintain ownership of at least 25% of our outstanding common stock, including rights of approval over the following actions by us or any of our subsidiaries:
•	entering into or effecting a “Change in Control” as defined in the Stockholders’ Agreement;
•
entering into any agreement providing for the acquisition or divestiture of assets or equity securities, in each case providing for aggregate consideration in excess of $100 million, other than such agreements entered into in the ordinary course of business;

•	entering into any joint venture or similar business alliance having a fair market value as of the date of formation thereof (as reasonably determined by the Board) in excess of $100 million;
•
initiating a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company or any subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act;

•	any material change in the nature of the business of the Company and its subsidiaries, taken as a whole;
•
the incurrence of indebtedness for borrowed money in an aggregate principal amount in excess of $100 million in any transaction or series of related transactions, other than borrowings under any mortgage warehouse lines of credit or other lines of credit in the ordinary course of business or consistent with past practice or industry practice;

•	terminating the employment of the Chief Executive Officer of the Company or any subsidiary or hiring a new Chief Executive Officer of the Company or any subsidiary; and
•
any increase or decrease in the size or composition of our Board, committees of our Board, and boards and committees of our subsidiaries, subject to certain other provisions in the Stockholders’ Agreement.

Home Point Capital Inc. 35

Related Party Transactions (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Trident Stockholders. The Registration Rights Agreement provides to the Trident Stockholders an unlimited number of “demand” registration rights and customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the Trident Stockholders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
Director and Officer Indemnification and Insurance
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Agreements with Mr. Bon Salle
The Company entered into the Consulting Agreement with Mr. Bon Salle. Please see “Part 2 – Compensation Matters—Non-Management Director Compensation—Agreements with Mr. Bon Salle—Consulting Agreement” for additional information.
The Company also entered into the Bon Salle 2021 Special Bonus Agreements. Please see “Part 2 – Compensation Matters—Non-Management Director Compensation—Agreements with Mr. Bon Salle—Special Bonus Agreements” for additional information.
Mr. Bon Salle also received an IPO success bonus of $250,000 in fiscal 2021. Please see “Part 2 – Compensation Matters—Non-Management Director Compensation—2021 Director Compensation” for additional information.
Other Related Party Transactions
We are party to a master securities forward transaction agreement with Amherst Pierpont Securities LLC, an affiliate of the Sponsor and therefore our affiliate as of December 31, 2021, as the counterparty, governing our forward MBS sale commitments described in Note 2 to our consolidated financial statements included the 2021 Annual Report. In addition, we are party to a master repurchase agreement with Amherst Pierpont Securities LLC as the counterparty, governing the sale by us of certain pools of mortgage loans and other assets to Amherst Pierpont Securities LLC, as buyer, and the repurchase by us thereof, as described in Note 2 to our consolidated financial statements included in the 2021 Annual Report. We did not pay any fees and commissions to such affiliate in 2020 or 2021. As of April 11, 2022, Amherst Pierpont Securities LLC is no longer an affiliate of the Sponsor and therefore is no longer our affiliate.
In addition, the Trident Stockholders have ownership interests in a broad range of companies. We have entered and may enter into commercial transactions in the ordinary course of our business with some of these companies, including with respect to valuation services, insurance brokerage services, and loan review services for certain of our loan originations. The rates at which these companies provided such services to us were negotiated as arms’-length transactions, and we paid total fees of approximately $30.6 million and $2.9 million to such related parties for the years ended December 31, 2021 and 2020, respectively. In particular, we have regularly used services provided by CoreLogic, Inc. (“CoreLogic”) in the ordinary course of our business. In the second quarter of 2021, CoreLogic was acquired by funds managed by the Sponsor, together with certain other investment entities. From the second quarter of 2021 through the fourth quarter of 2021, we paid fees of approximately $16.5 million to CoreLogic. We engaged CoreLogic as a service provider prior to such acquisition and all services with CoreLogic were negotiated as arms'-length transactions.
Based on information provided by the directors and executive officers, no other related-person transactions are required to be reported in this proxy statement under applicable SEC regulations. In addition, the Company has not extended a personal loan or extension of credit to any of its directors or executive officers.
Hedging and Pledging
Our Insider Trading and Tipping Policy prohibits directors and executive officers from hedging transactions involving our stock, including, but not limited to, through the use of financial instruments such as puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. In addition, our Insider Trading and Tipping Policy prohibits directors and executive officers from pledging Company securities as collateral for a loan.
Home Point Capital Inc. 36

Related Party Transactions (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Security Ownership of Certain Beneficial Owners and Management
Beneficial Owners
The table below sets forth the number of shares of common stock of the Company beneficially owned as of the close of business on April 8, 2022 (the “Table Date”) by each person or entity known to the Company to beneficially own five percent or more of our outstanding common stock. The number of shares of common stock outstanding as of the Table Date was 138,766,971. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of a percent.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Total Outstanding Common Stock
The Trident Stockholders c/o Stone Point Capital LLC 20 Horseneck Lane Greenwich, CT 06830	127,771,035(1)	92.1%
(1)
Based solely on a Schedule 13G filed with the SEC on February 10, 2022, Trident VI, L.P. (“Trident VI”), Trident VI Parallel Fund, L.P. (“Trident VI Parallel”), Trident VI DE Parallel Fund, L.P. (“Trident VI DE”) and Trident VI Professionals Fund, L.P. (“Trident VI Professionals” and, together with Trident VI, Trident VI Parallel and Trident VI DE, the “Trident VI Partnerships”) and each of their respective general partners, as well as Stone Point Capital LLC (“Stone Point Capital”), the manager of the Trident VI Partnerships, may be deemed to be the beneficial owners having shared voting power and shared investment power over the securities described in this footnote. The general partner of each of Trident VI, Trident VI Parallel and Trident VI DE is Trident Capital VI, L.P. The general partner of Trident VI Professionals is Stone Point GP Ltd. Pursuant to certain management agreements, Stone Point Capital has received delegated authority by Trident Capital VI, L.P. and Stone Point GP Ltd. relating to the Trident VI Partnerships, provided that the delegated discretion to exercise voting rights may not be exercised on behalf of any of the Trident VI Partnerships without first receiving direction from the Investment Committee of Trident Capital VI, L.P. or a majority of the general partners of Trident Capital VI, L.P., or Stone Point GP Ltd., as applicable. The management agreements do not delegate any power with respect to the disposition of shares of our common stock held by the Trident VI Partnerships. Agha S. Khan, Stephen A. Levey and Eric L. Rosenzweig, each of whom is a member of our Board of Directors, are employees of Stone Point Capital.

Home Point Capital Inc. 37

Related Party Transactions (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Directors and Executive Officers
The table below sets forth the number of shares of the Company’s common stock beneficially owned as of the Table Date by (1) each director, (2) the Named Executive Officers as identified in the Summary Compensation Table of this proxy statement, and (3) all directors and executive officers as a group. For this purpose, beneficial ownership is determined under the rules of the SEC. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of a percent.
To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the below table have sole voting and investment power with respect to all shares of the Company’s common stock. Unless otherwise indicated, the address for each individual listed below is c/o Home Point Capital Inc., 2211 Old Earhart Road, Suite 250, Ann Arbor, Michigan 48105.
Name	Amount and Nature of Beneficial Ownership(1)	Percent of Total Outstanding Common Stock
Andrew J. Bon Salle(2)	356,066	*
Laurie S. Goodman(3)	21,607	*
Agha S. Khan	—	*
Stephen A. Levey	—	*
Timothy R. Morse(4)	21,607	*
Eric L. Rosenzweig	—	*
Joanna E. Zabriskie	—	*
William A. Newman(5)	2,033,304	1.5%
John S. Forlines(6)	35,311	*
Mark E. Elbaum(7)	17,655	*
All directors and executive officers as a group (15 persons)	3,118,373(2)(3)(4)(5)(6)(7)	2.2%
*	Less than 1% of common stock outstanding.
(1)	Information in this table includes shares that the individual or group has the right to acquire within 60 days of the Table Date.
(2)
Includes 269,636 shares underlying options held by such person that are exercisable within 60 days of the Table Date and 86,430 shares subject to outstanding RSU awards that will vest within 60 days of the Table Date.

(3)	Includes 21,607 shares subject to outstanding RSU awards that will vest within 60 days of the Table Date.
(4)	Includes 21,607 shares subject to outstanding RSU awards that will vest within 60 days of the Table Date.
(5)
Includes 1,011,136 shares underlying options held by such person that are exercisable within 60 days of the Table Date and 1,022,168 shares held by the William A. Newman Revocable Trust u/d/t December 10, 2001 of which such person is trustee and has voting and investment authority over the shares held by the trust. The address for the William A. Newman Revocable Trust is 3000 Glazier Way, #110, Ann Arbor, MI 48105.

(6)	Includes 35,311 shares subject to outstanding RSU awards that will vest within 60 days of the Table Date.
(7)	Includes 17,655 shares subject to outstanding RSU awards that will vest within 60 days of the Table Date.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and any beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review, it believes that all of its directors and officers and any beneficial owners of more than 10% of our common stock have complied with all Section 16(a) reporting requirements applicable to them with respect to transactions in 2021.
Home Point Capital Inc. 38

2022 NOTICE OF MEETING AND PROXY STATEMENT
PART 4 - AUDIT RELATED MATTERS
Item 4 – Ratification of the Selection of the Independent Registered Public Accounting Firm
The Board of Directors unanimously recommends that you vote FOR this proposal (Item 4 on your proxy card)
The Board recommends that stockholders approve the ratification of the selection of the independent registered public accounting firm described below. The Audit Committee has appointed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022. BDO has acted as our independent auditor since 2017. We have been advised by BDO that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC.
Audit Committee Responsibilities and Duties
The Audit Committee has direct responsibility for the engagement, termination, compensation, retention, evaluation, and oversight of the work of our independent registered public accounting firm, including the sole authority for the establishment of pre-approval policies and procedures for all audit and non-audit engagements. The Audit Committee also oversees the integrity of our financial statements and reports and the qualifications, performance, and independence of the Company’s independent registered public accounting firm. For more information, see the description in this proxy statement of the Audit Committee under the heading “Part 1 – Corporate Governance at the Company—Corporate Governance—Committees of the Board of Directors.”
Recommendation and Voting
The Audit Committee and the Board believe that the continued retention of BDO as our independent registered public accounting firm is in the best interest of the Company and its stockholders.
While stockholder ratification of the selection of BDO as our independent registered public accounting firm is not required, the Board is submitting the selection of BDO to the stockholders for ratification to learn the opinion of stockholders on the selection. Should the selection of BDO not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even in the event the selection of BDO is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if in its view such a change is in the best interests of the Company and its stockholders. Representatives of BDO will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.
Home Point Capital Inc. 39

Audit Related Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company’s independent registered public accounting firm, pursuant to which the Audit Committee reviewed for approval each particular service expected to be provided. In connection with that review, the Audit Committee is provided with detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the independent auditor. Pre-approvals could include pre-approved cost levels or budgeted amounts or a range of cost levels or budgeted amounts. Pre-approval is also required for changes in terms, conditions, and fees resulting from changes in the engagement scope, changes in the Company’s structure, or other matters. The pre-approvals include services in categories of audit services, audit-related services, tax services, and other services permissible under the SEC’s auditor independence rules. The services shown in the table below were approved by the Audit Committee in accordance with these pre-approval policies and procedures.
Audit and Non-Audit Fees
BDO was the Company’s independent registered public accounting firm for each of the fiscal years ended December 31, 2021 and December 31, 2020. Fees incurred by the Company and its subsidiaries for professional services rendered by BDO with respect to 2021 and 2020 were as follows:
Description	2021	2020
Audit Fees	$1,201,300	$923,700
Audit-Related Fees	—	$320,600
Tax Fees	—	—
All Other Fees	—	—
Services provided under Audit Fees primarily included fees for the annual audit and quarterly reviews of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements. Services provided under Audit-Related Fees consisted principally of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including the review of the unaudited interim financial statements for assurance reporting on our historical financial information included in our Registration Statement on Form S-1 in connection with our initial public offering and private placement offering memorandum.
Home Point Capital Inc. 40

Audit Related Matters (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Report of the Audit Committee
The Audit Committee operates pursuant to a charter that is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under “Part 1 – Corporate Governance at the Company—Corporate Governance—Committees of the Board of Directors.” Under the charter of the Audit Committee, the Company’s management is responsible for the preparation, presentation, and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
In performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.
Submitted by,
Timothy R. Morse, Chair
Laurie S. Goodman
Joanna E. Zabriskie
Home Point Capital Inc. 41

2022 NOTICE OF MEETING AND PROXY STATEMENT
PART 5 – GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Questions and Answers About Voting
Why am I receiving these materials?
The Company’s Board of Directors is soliciting your vote by proxy at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares.
Can I access the Company’s proxy materials and annual report electronically?
This proxy statement and our 2021 Annual Report, including our audited consolidated financial statements for the year ended December 31, 2021, are available to our stockholders on the Internet. On or about April 14, 2022, we mailed to our U.S. stockholders as of April 8, 2022, the record date for the Annual Meeting, a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access these proxy materials online and how to vote. Also on or about April 14, 2022, we began mailing printed copies of these proxy materials to stockholders that have requested printed copies and to stockholders outside the United States. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review online all of the important information contained in this proxy statement and our 2021 Annual Report. The Notice also instructs you on how you may submit your vote over the Internet. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
How do I request a printed copy of the proxy materials?
To request a printed copy of the proxy statement, 2021 Annual Report and proxy card relating to this stockholder meeting or future stockholder meetings, visit www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. You must have available the 16-digit control number from the Notice described above. If you currently receive printed copies of the proxy materials and would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports, and related materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions on the proxy card using the Internet and, when prompted, indicate that you agree to receive or access proxy and related materials electronically in future years.
What is the record date for the meeting?
Our Board has fixed the record date for the Annual Meeting as of the close of business on April 8, 2022.
How many votes can be cast by all stockholders?
As of the record date, 138,766,971 shares of our common stock were outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.
How do I vote?
If your shares are registered in your name, you may vote online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/HMPT2022 or by proxy without attending the Annual Meeting. Registered stockholders may also vote by telephone or on the Internet prior to the meeting by following the instructions included with your proxy card or the Notice. In addition, if you received a printed proxy card, you may mark, sign, date, and mail the proxy card you received from the Company in the postage-paid return envelope. If you vote in accordance with any of the available methods, your shares will be voted at the Annual Meeting pursuant to your instructions. If you sign and return the proxy card or vote by telephone or on the Internet but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board given below.
Home Point Capital Inc. 42

General Information (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
If your shares are held in “street name” by a broker, bank, or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker, or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or on the Internet prior to the meeting.
If your shares are registered in your name or if your shares are held by a broker, bank, or other nominee and you wish to vote online while virtually attending the meeting, you will need to access the live audio webcast of the meeting at www.virtualshareholdermeeting.com/HMPT2022 and follow the instructions for stockholder voting.
Who pays the cost for soliciting proxies by the Company?
The Company will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and electronic means. Proxies may also be solicited by employees of the Company and its subsidiaries personally, or by mail, telephone, fax or email, without any remuneration to such employees other than their regular compensation. The Company will reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.
What is householding?
Some banks, brokers, and other nominee record holders may be “householding” our proxy statements, annual reports, and related materials. “Householding” means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of the Company’s proxy statements, annual reports, and related materials, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker, or other nominee or write or call Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or 800-542-1061. Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to the Company’s Investor Relationships Department at 2211 Old Earhart Road, Suite 250, Ann Arbor, MI 48105; email: investor@hpfc.com; telephone number: 734-205-9680.
May I change my vote?
If you are a registered stockholder, you may change your vote or revoke your proxy at any time before it is voted by notifying the Corporate Secretary in writing, by returning a signed proxy with a later date, by submitting an electronic proxy as of a later date or by virtually attending the meeting and voting online during the meeting. If your shares are held in “street name,” you must contact your bank, broker, or other nominee for instructions on changing your vote.
What constitutes a quorum?
In order to lawfully conduct the Annual Meeting, a majority of our outstanding shares of common stock as of April 8, 2022 must be present at the Annual Meeting either in person or by proxy. This is called a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by one of the methods described above under the question “How do I vote?” Abstentions and “broker non-votes” (as explained below under the question “What is a ‘broker non-vote’?”) also will be counted for purposes of establishing a quorum.
What is a “broker non-vote”?
If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when shares registered in the name of a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its client who beneficially owns those shares. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. See “Will my shares held in street name be voted if I do not provide my proxy?” and “How will abstentions and broker non-votes be treated?” below.
Will my shares held in street name be voted if I do not provide my proxy?
On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The only “routine” matter to be presented at the Annual Meeting is Item 4: Ratification of the selection of the independent registered public accounting firm.
Home Point Capital Inc. 43

General Information (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
What vote is required to approve each item?
The chart below sets forth each item of business that we expect to be put before our stockholders at the Annual Meeting, and for each such item: the voting options available, the vote required to adopt or approve, the voting recommendation of our Board, the effect of abstaining from the vote, whether such item is a “discretionary matter” for which brokers may cast discretionary votes, and the effect of broker non-votes.
Proposal	Voting Options	Vote Required	Directors’ Recommendation	Effect of Abstentions	Broker Discretionary Votes Allowed?	Effect of Broker Non-Votes
Election of Directors	You may vote FOR or ABSTAIN for either or both nominees for director	The director nominees with the greatest number of FOR votes cast by stockholders entitled to vote at the Annual Meeting, even if less than a majority, will be elected	FOR each director nominee Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of each of our director nominees	Abstentions will not count as a vote for or against a director nominee because directors are elected by plurality voting	No	No effect
Advisory Approval of our 2021 Executive Compensation	You may vote FOR, AGAINST, or ABSTAIN on the resolution to approve the executive compensation of our Named Executive Officers	Approval requires the number of FOR votes cast by stockholders entitled to vote at the Annual Meeting to exceed the number of shares voted AGAINST	FOR the resolution Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the resolution	Abstentions will not have any legal effect on whether this proposal is approved	No	No effect
Advisory Approval of Frequency of Stockholder Vote on our Executive Compensation	You may vote for every ONE YEAR, TWO YEARS, or THREE YEARS, or you may elect to ABSTAIN on the proposal	The outcome will be determined by which frequency—every ONE YEAR, TWO YEARS or THREE YEARS—receives the greatest number of votes cast by stockholders entitled to vote at the Annual Meeting	For every ONE YEAR Unless a contrary choice is specified, proxies solicited by our Board will be voted for every ONE YEAR	Abstentions will not have any legal effect on whether this proposal is approved	No	No effect
Ratification of BDO USA, LLP as Independent Registered Public Accounting Firm for 2022	You may vote FOR, AGAINST, or ABSTAIN on the resolution to ratify the appointment	Approval requires the number of FOR votes cast by stockholders entitled to vote at the Annual Meeting to exceed the number of shares voted AGAINST	FOR the ratification of the appointment Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the ratification of the appointment	Abstentions will not have any legal effect on whether this proposal is ratified	Yes	N/A
How is the vote counted?
Votes cast by proxy or at the Annual Meeting will be counted by the persons appointed by the Company to act as inspectors for the Annual Meeting.
Where is the meeting held?
The Annual Meeting will be conducted via live audio webcast at: www.virtualshareholdermeeting.com/HMPT2022.
While there will be no physical meeting location, we have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. In addition to supporting the health and well-being of all of our stockholders, associates and other members of the community, we believe there are many benefits to a virtual meeting, including expanded access, improved communication, and cost savings for our stockholders and us.
Home Point Capital Inc. 44

General Information (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
Please allow ample time for the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page hosting the virtual meeting.
How do I submit a question at the Annual Meeting?
If you wish to submit a question on the day of the Annual Meeting, beginning at 10:45 a.m. Eastern Time on June 7, 2022, you may login and ask a question at www.virtualshareholdermeeting.com/HMPT2022. The Annual Meeting will be governed by our meeting guidelines posted at www.virtualshareholdermeeting.com/HMPT2022 in advance of the meeting. The meeting guidelines will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints.
What happens if the meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
Other Matters
The Board does not know of any other matters that may be presented for action at the Annual Meeting. Under our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their judgment. See the discussion in this proxy statement under the heading “—Questions and Answers About Voting.”
Proposals and Nominations by Stockholders
Any stockholder who wishes to submit a proposal in accordance with Rule 14a-8 promulgated under the Exchange Act to be considered for inclusion in next year’s proxy statement must deliver such proposal to the Corporate Secretary at the principal executive offices of our Company not later than December 15, 2022. We suggest that all such proposals be sent by certified mail, return receipt requested.
Additionally, our Bylaws permit stockholders to nominate directors and present other business for consideration, but not for inclusion in next year’s proxy statement, at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2023 Annual Meeting of Stockholders, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2023 Annual Meeting of Stockholders, such a proposal must be received on or after February 7, 2023, but not later than March 9, 2023. In the event that the date of the 2023 Annual Meeting of Stockholders is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting, such notice by the stockholder must be so received no earlier than 120 days prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or 10 calendar days following the day on which public announcement of the date of such annual meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. The proxy solicited by the Board for the 2023 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.
Our Bylaws specify requirements relating to the content of the notice that stockholders must provide to the Corporate Secretary, including a stockholder nomination for director, to be properly presented at a stockholder meeting.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s Annual Meeting. If the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior
Home Point Capital Inc. 45

General Information (cont.)	2022 NOTICE OF MEETING AND PROXY STATEMENT
to the date of the 2023 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made. Accordingly, for the 2023 Annual Meeting of Stockholders, we must receive such notice no later than April 8, 2023.
Any proposal of business or nomination should be mailed to: Office of the General Counsel, 2211 Old Earhart Road, Suite 250, Ann Arbor, Michigan 48105.
Home Point Capital Inc. 46

Home Point Capital Inc.
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HMPT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 6, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D81580-P71971

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOME POINT CAPITAL INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two Class I directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Andrew J. Bon Salle
02) Agha S. Khan

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, on an advisory basis, our executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of stockholder votes on our executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D81581-P71971

HOME POINT CAPITAL INC.
Annual Meeting of Stockholders
June 7, 2022 11:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jean Weng and Benjamin S. Borden, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of HOME POINT CAPITAL INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 7, 2022, virtually at: www.virtualshareholdermeeting.com/HMPT2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side